                                                                   EXHIBIT 10(z)











                            ASSET PURCHASE AGREEMENT


                                     BETWEEN


                     CENCOM CABLE INCOME PARTNERS II, L. P.,

                                    AS SELLER

                                       AND

                              ETAN INDUSTRIES, INC.

                                  AS PURCHASER


                          DATED AS OF DECEMBER 18, 1998

                                TABLE OF CONTENTS

                                                                                                               Page

1.       PURCHASE AND SALE OF ASSETS.............................................................................1
         1.1      Assets to be Sold..............................................................................1
         1.2      Excluded Assets................................................................................2

2.       CALCULATION AND PAYMENT OF PURCHASE PRICE...............................................................3
         2.1      Purchase Price.................................................................................3
         2.2      Payment of Purchase Price......................................................................4
         2.3      Payment of Deposit.............................................................................4
         2.4      Payment of Purchase Price......................................................................5
         2.5      Assumption of Liabilities......................................................................5
         2.6      Excluded Liabilities...........................................................................5
         2.7      Allocation of Consideration....................................................................6
         2.8      Adjustments....................................................................................6

3.       CLOSING.................................................................................................7
         3.1      Closing Date...................................................................................7
         3.3      Deliveries by Purchaser........................................................................8

4.       REPRESENTATIONS AND WARRANTIES BY SELLER................................................................9
         4.1      Organization and Standing......................................................................9
         4.2      Power and Authority............................................................................9
         4.3      Authorization..................................................................................9
         4.4      Financial Statements..........................................................................10
         4.5      Legal Proceedings.............................................................................10
         4.6      No Undisclosed Liabilities....................................................................11
         4.7      Governmental Permits and Contracts............................................................11
         4.8      Real Property.................................................................................11
         4.9      Equipment.....................................................................................12
         4.10     Title.........................................................................................12
         4.11     Tax Matters...................................................................................12
         4.12     Compliance; FCC and Copyright Matters.........................................................13
         4.13     Consents......................................................................................14
         4.14     Systems Data..................................................................................15
         4.15     Environmental Compliance......................................................................15
         4.16     Employment Matters............................................................................17
         4.17     Insurance.....................................................................................18
         4.18     Year 2000.....................................................................................18

5.       REPRESENTATIONS AND WARRANTIES BY PURCHASER............................................................18
         5.1      Organization and Standing.....................................................................18
         5.2      Power and Authority...........................................................................18
         5.3      Authorization.................................................................................19
         5.4      Consents......................................................................................19

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
         5.5      Legal Proceedings.............................................................................19

6.       ADDITIONAL UNDERTAKINGS AND ACTIONS....................................................................19
         6.1      Consents......................................................................................19
         6.2      Access to Assets..............................................................................20
         6.3      Operations Prior to Closing...................................................................20
         6.4      Antitrust Laws Compliance.....................................................................20
         6.5      Confidentiality...............................................................................21
         6.6      Employees.....................................................................................21
         6.7      Transfer Taxes................................................................................21
         6.8      Rebuild Capital Expenditures..................................................................21

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER.......................................................21
         7.1      HSR Act.......................................................................................21
         7.2      Governmental or Legal Action..................................................................22
         7.3      Representations; Performance of Agreements....................................................22
         7.4      Consents and Approvals........................................................................22
         7.5      Franchise Extension...........................................................................22
         7.6      Transfer Documents............................................................................22
         7.7      Ancillary Documents...........................................................................22
         7.8      Opinions of Seller's Counsel..................................................................23
         7.9      Discharge of Liens............................................................................23
         7.10     No Default Under Documents....................................................................23
         7.11     Additional Documents and Acts.................................................................23
         7.12     Closing of Related Transaction................................................................23

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER..........................................................23
         8.1      HSR Act.......................................................................................23
         8.2      Governmental or Legal Actions.................................................................23
         8.3      Representations; Performance of Agreements....................................................24
         8.4      Consent and Approvals.........................................................................24
         8.5      Payments......................................................................................24
         8.6      Ancillary Documents...........................................................................24
         8.7      Opinion of Purchaser's Counsel................................................................24
         8.8      Additional Documents and Acts.................................................................24
         8.9      Closing of Related Transaction................................................................24

9.       REMEDIES...............................................................................................24
         9.1      Costs.........................................................................................24
         9.2      Termination Without Liability.................................................................25
         9.3      Termination on Default........................................................................25

10.      INDEMNIFICATION........................................................................................25
         10.1     Seller's Indemnity............................................................................25
         10.2     Purchaser's Indemnity.........................................................................25

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
         10.3     Procedure.....................................................................................26
         10.4     Limitation on Liability.......................................................................26
         10.5     Survival......................................................................................26

11.      MISCELLANEOUS PROVISIONS...............................................................................26
         11.1     Entire Agreement, Modification and Waiver.....................................................26
         11.2     Rights of Parties.............................................................................27
         11.3     Assignment....................................................................................27
         11.4     Construction..................................................................................27
         11.5     Expenses of the Parties.......................................................................27
         11.6     Further Assurances............................................................................27
         11.7     Finders.......................................................................................27
         11.8     Notices.......................................................................................28
         11.9     Governing Law.................................................................................29
         11.10    Severability..................................................................................29
         11.11    Jurisdiction..................................................................................29
         11.12    Counterparts..................................................................................29
         11.13    Arbitration...................................................................................29
         11.14    Knowledge.....................................................................................30



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


                         LIST OF SCHEDULES AND EXHIBITS


Exhibit A                  Deposit Escrow Agreement
Exhibit B                  Indemnity Escrow Agreement
Exhibit C                  Assumption Agreement
Exhibit D                  Bill of Sale
Exhibit E                  Opinion of Seller's Counsel
Exhibit F                  Opinion of Seller's FCC Counsel
Exhibit G                  Opinion of Purchaser's Counsel
Exhibit H                  Consent of Franchisor
Exhibit I                  Lease Consent

Schedule 4.3               Authorizations: Conflicts
Schedule 4.4               Financial Statements: Material Adverse Changes
Schedule 4.5               Legal Proceedings
Schedule 4.6               No Undisclosed Liabilities
Schedule 4.7               Governmental Permits and Contracts
Schedule 4.8               Real Property
Schedule 4.9               Equipment
Schedule 4.10(a)           Title:  Permitted Encumbrances
Schedule 4.10(b)           Title:  Owned and Leased Property
Schedule 4.11              Tax Matters
Schedule 4.12              Compliance:  FCC and Copyright Matters
Schedule 4.13              Consents
Schedule 4.14              Systems Data
Schedule 4.15              Environmental Matters
Schedule 4.16(a)           Employment:  Employee Benefit Plans
Schedule 4.16(b)           Employment:  Employees
Schedule 4.17              Insurance and Bonds
Schedule 5.4               Purchaser Consents
Schedule 5.5               Purchaser Legal Proceedings




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
                            ASSET PURCHASE AGREEMENT
                                     (CCIP)


         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of this 18th day of December, 1998 by and between Cencom Cable Income Partners II, L.P., a limited partnership organized and existing under the laws of the State of Delaware ("Seller") and Etan Industries, Inc., a corporation organized and existing under the laws of the State of Texas, ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, Seller is the owner and operator of certain cable television systems serving the communities of Kingsville, Belleville, Driscoll, Hempstead, Angleton, Sealy, and Aqua Dulce, Texas (collectively, the "Systems"); and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, pursuant to the terms and subject to the conditions of this Agreement, the Systems together with all of the assets, property, interests, rights and privileges of Seller used primarily in connection with the operation of the Systems.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

1.       PURCHASE AND SALE OF ASSETS

         1.1 Assets to be Sold. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, convey, assign, transfer and deliver to Purchaser at the Closing (as defined below) and Purchaser hereby agrees to acquire, for the consideration hereinafter provided, all of the assets, properties, rights, titles and privileges of Seller of every kind, character and description, whether tangible, intangible, real, personal or mixed, of whatever description and wherever located, involved in, related to, owned, used or held for use primarily in connection with the ownership, use or operation of the Systems, whether or not required to be listed on Seller's balance sheet in accordance with generally accepted accounting principles ("GAAP"), including, without limitation, all additions, accessions and substitutions made prior to the Closing Date (as defined below) as permitted pursuant to the terms of this Agreement (collectively, the "Assets"), but excluding the Excluded Assets (defined below). The Assets include, without limitation, the following:

                  (a) all the rights of Seller under any and all franchises, licenses (including those required by the Federal Communications Commission (the "FCC")), permits, authorizations, easements, registrations, leases, variances, consents and certificates and similar rights which authorize or are required in connection with the operation of the Systems including any applications for any of the foregoing (collectively, the "Governmental Permits") that are obtained from or are pending with any federal, state, county, municipal or local government and any governmental agency, bureau, commission, authority, body, court (or other judicial body), administrative or executive agency, legislative or quasi-legislative body, commission, council or other agency, including any such agency, authority or body responsible for the issuance or administration of any Governmental Permit or whose consent is required for the sale and transfer of the Assets (each, a "Governmental Authority");

                  (b) all the rights of Seller under any and all subscription contracts with subscribers of Seller, pole attachment agreements, access agreements and all other contracts, leases, agreements or undertakings (other than those that are included in the Excluded Assets or which constitute Governmental Permits or Real Property), written or oral, relating primarily to the ownership, operation, use or maintenance of the Systems or the Assets (the "Contracts");

                  (c) all of the real property interests of Seller which relate primarily to the ownership, use, or operation of the Systems, including fee and office and other leasehold interests, and all improvements thereon and rights related thereto, such as towers, fixtures, distribution plant, head-end equipment, subscriber installations, licenses, easements, right of way and other interests therein (collectively, the "Real Property");

                  (d) all accounts receivable owed to Seller in connection with the operation of the Systems and uncollected as of the Closing Date (collectively, the "Accounts Receivable");

                  (e) all subscriber deposits (including converter deposits), tenant deposits and other amounts collected by Seller for services, materials or equipment to be supplied from and after and prorated as of the Closing Date;

                  (f) all items of tangible personal property owned, used or held for use by Seller primarily in connection with the operation of the Systems, including, without limitation, all physical plant and equipment, including electronic devices, distribution plant, head-end equipment, reception sites and related equipment, vehicles and all inventories of materials, supplies, traps, test equipment, spare parts, converters, tools, and similar items (collectively, the "Equipment"); and

                  (g) all files, books, records and subscriber lists, and similar documents owned, used or held for use by Seller primarily in connection with the Systems that are maintained by Seller and all other licenses, permits and operating documents that are owned, used or held for use by Seller primarily in connection with the Systems wherever located.

         1.2 Excluded Assets. Notwithstanding anything to the contrary in this Agreement, the following assets (collectively, the "Excluded Assets") are expressly excluded from this sale, are not to be purchased or assumed by Purchaser, and do not constitute part of the "Assets":

                  (a) all cash, certificates of deposit, commercial paper, treasury bills and notes and all other marketable securities;



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

                  (b) all assets, properties, rights, titles and privileges of Seller not involved in, related to, owned, used or held for use primarily in connection with the ownership, use or operation of the Systems;

                  (c) any insurance policies and rights and claims thereunder;

                  (d) all rights to tax refunds and refunds of fees of any nature, in either case relating to the period prior to the Closing Date;

                  (e) Seller's rights under this Agreement, and the Purchase Price (as defined below) payable pursuant hereto;

                  (f) Seller's organizational documents, partnership and financial records, including tax returns and all documents and records not pertaining primarily to the Systems;

                  (g) the trade names "Charter Communications" and "Cencom Cable" and related logos;

                  (h) Seller's contracts with providers of television programming and all other agreements of Seller that do not pertain primarily to the Systems;

                  (i)      Seller's Accounts Receivable in excess of forty-five
         (45) days past date invoiced; and

                  (j) Seller's agreement for management services currently affecting the Systems.


2.       CALCULATION AND PAYMENT OF PURCHASE PRICE


         2.1 Purchase Price. The Purchase Price to be paid by Purchaser to Seller for the Assets shall be:

                  (a) an amount equal to Twenty Million Eight Hundred Thousand Dollars ($20,800,000) (the "Purchase Price"), subject to adjustment as provided in this Section 2.1.

                  (b) an amount equal to (i) one hundred (100%) of the Accounts Receivable which, as of the Closing Date, are not more than thirty (30) days past date invoiced and (ii) fifty percent (50%) of the Accounts Receivable which, as of the Closing Date, are more than thirty
         (30) but not more than forty-five (45) days past date invoiced (the "Accounts Receivable Payment"); and

                  (c) the assumption by Purchaser of certain obligations of Seller as contemplated in this Section 2.

         2.2 Payment of Purchase Price. The Purchase Price and the Accounts Receivable Payment shall be payable by wire transfer of immediately available funds as follows:

                  (a) Four Hundred Sixteen Thousand Dollars ($416,000) (the "Deposit") to be deposited upon the execution of this Agreement in an interest bearing account, with interest accruing for Purchaser's benefit (subject to Section 2.3), to be held in escrow by Thompson Coburn, St. Louis, Missouri (the "Deposit Escrow Agent"), and governed by the terms of an escrow agreement in a form attached as Exhibit A (the "Deposit Escrow Agreement") to be executed simultaneously with the execution of this Agreement;

                  (b) Nineteen Million Three Hundred Forty-Four Thousand Dollars ($19,344,000), as adjusted pursuant to the terms of this Agreement (the "Closing Payment"), plus, the Accounts Receivable Payment, to be paid to Seller on the Closing Date.

                  (c) One Million Forty Thousand Dollars ($1,040,000) (the "Holdback"), to be deposited on the Closing Date in an interest bearing account, to be held in escrow by an escrow agent to be mutually agreed upon by the parties (the "Indemnity Escrow Agent") for a twelve (12) month period following the Closing Date and governed by the terms of an escrow agreement in a form attached as Exhibit B (the "Indemnity Escrow Agreement").

         2.3 Payment of Deposit. If the purchase and sale of the Assets is not consummated as a result of a material breach by Purchaser of any of its obligations under this Agreement and Seller is not then in material breach of any of its obligations under this Agreement, Seller shall be entitled to the Deposit (together with all interest accrued thereon) promptly after termination of this Agreement. The payment of the Deposit to Seller shall be liquidated damages for the default by Purchaser and shall be in full settlement of any damages of any nature or kind that Seller may suffer or allege to have suffered as a result of any such breach by Purchaser. The receipt by Seller of the Deposit (together with all interest accrued thereon) shall be Seller's sole and exclusive remedy in the event of any such breach by Purchaser. If the purchase and sale of the Assets is not consummated for any reason other than as set forth above, Purchaser shall be entitled to a refund of the Deposit, and promptly after the termination of this Agreement, the Deposit (together with all interest accrued thereon) shall be paid to Purchaser.

         2.4 Payment of Purchase Price. At the Closing, Purchaser shall deliver or cause to be delivered by wire transfer of immediately available funds: (a) to Seller, the Deposit, the Closing Payment and the Accounts Receivable Payment; and (b) to the Indemnity Escrow Agent, the Holdback, to be held pursuant to the terms of the Indemnity Escrow Agreement, which funds shall be paid in whole or in part in accordance with the terms of the Indemnity Escrow Agreement to (i) Purchaser if it is determined that Purchaser is entitled to indemnification payments under Section 10 of this Agreement or (ii) to Seller to the extent it is determined that Purchaser is not entitled to any such payments.

         2.5 Assumption of Liabilities. As additional consideration for the Assets, Purchaser shall, from and after the Closing Date, and pursuant to an Assignment and Assumption Agreement in a form attached as Exhibit C (the "Assumption Agreement"), assume only those obligations of Seller for which Purchaser has received an adjustment pursuant to this Section 2 and those obligations of Seller arising under or in connection with all agreements, franchises, leases, easements and other Contracts disclosed by Seller relating to the operations of the Systems following the Closing Date. In addition, Purchaser shall assume (i) all obligations relating to the Assets entered into by Seller in the ordinary course of business consistent with past practices as reflected in the Seller Financial Statements between the date hereof and the Closing Date (other than obligations, if any, relating to the Excluded Assets), to the extent such obligations continue after the Closing and (ii) all liabilities incurred in the ordinary course of business consistent with past practices as reflected in the Seller Financial Statements relating to (A) all customer advance payments and deposits, prepaid advertising revenues and other prepaid revenues or income received or held by Seller for services to be rendered or obligations to be performed in connection with the Systems subsequent to the Closing Date and (B) the performance of the Contracts from and after the Closing Date.

         2.6 Excluded Liabilities. Anything herein to the contrary notwithstanding, there is excluded from the obligations being assumed by Purchaser pursuant to this Section, and Seller hereby agrees to retain and discharge and, subject to Section 10 hereof, to indemnify and hold harmless Purchaser from and against, any and all liabilities of Seller not expressly assumed by Purchaser pursuant to the terms hereof, including, without limitation, (i) all obligations of Seller relating to the Systems and arising prior to 11:59 p.m. on the Closing Date or arising after the Closing Date and not expressly assumed by Purchaser hereunder, (ii) obligations of Seller arising either before or after the Closing Date with respect to matters unrelated to the Systems, (iii) indebtedness for money borrowed and obligations to Seller's partners, attorneys, accountants, brokers, and other affiliates and service providers, and (iv) obligations of Seller for federal, state and local taxes, except for those taxes for which an adjustment has been made in favor of Purchaser pursuant to this Agreement, and except that Purchaser shall be responsible for all sales, transfer, excise and similar taxes relating to the purchase of the Assets.

         2.7 Allocation of Consideration. The parties agree that the consideration payable for the Assets, consisting of the Purchase Price and the liabilities of Seller to be assumed by Purchaser hereunder, shall be allocated among the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, as set forth in a Schedule to be agreed upon by the parties at Closing. The parties agree to cooperate in the preparation, execution and filing with the Internal Revenue Service ("IRS") of all information to be filed by the parties under Section 1060 and such regulations, to file Form 8594 (or any substitute therefor) when required by applicable law, to adopt the allocation of the Purchase Price among the Assets as set forth in such Schedule and to refrain from taking any position inconsistent therewith upon examination by the IRS of any such tax return, or in any refund claim, litigation or otherwise.

         2.8      Adjustments.

                  (a) At least three (3) calendar days prior to the Closing Date, Seller shall deliver to Purchaser a certificate (the "Accounts Receivable Certificate") setting forth as of the Closing Date Seller's good faith estimate of the Accounts Receivable Payment, together with an accounts receivable aging schedule as of the date of the Accounts Receivable Certificate.

                  (b) Subscriber revenues, prepaid expenses (other than insurance premiums), personal and real property ad valorem taxes, privilege franchise or license taxes, franchise and copyright fees, utility charges, payments under the Contracts, fees for transferable licenses, equipment maintenance charges, accrued vacation of Seller's employees as of the Closing Date who became employees of Purchaser and all similar revenue and expense items as determined in accordance with Seller's accounting methods consistently applied will be prorated on an accrual basis between Purchaser and Seller as of the Closing Date ("Prorations Adjustment"), so that, as between Purchaser and Seller, Seller shall receive the benefit of all revenues and be responsible for all expenses and liabilities allocable to the period prior to and including the Closing Date and Purchaser shall receive the benefit of all revenues and be responsible for all expenses and liabilities allocable to the period after the Closing Date. At least three (3) calendar days prior to the Closing, Seller shall deliver to Purchaser a certificate as to Seller's reasonable best estimate of the itemized Prorations Adjustment ("Prorations Certificate") and, if such estimate will result in an adjustment in the Purchase Price, then the Closing Payment paid by Purchaser at the Closing shall be preliminarily adjusted as required by such estimate unless such estimate is objected to in writing by Purchaser. Prior to the Closing, Seller shall provide Purchaser or Purchaser's representative with copies of or reasonable access to all Seller's books and records as Purchaser may reasonably request for purposes of verifying any adjustment set forth in such Certificate, but without limiting Seller's obligations hereunder to certify the accuracy of all adjustment. Seller and Purchaser agree to work together in good faith to resolve on or before the Closing Date any disagreement with respect to any matter set forth in the Prorations Certificate.



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

                  (c)      As soon as practicable, but in any event within sixty
         (60) days after the Closing Date, Purchaser shall prepare and deliver to Seller a certificate setting forth Purchaser's computations of the Accounts Receivable Payment and the Prorations Adjustment. After such certificate has been delivered to Seller, Seller shall have a period of fifteen (15) days to review such computations and to present its good faith objections, if any, to Purchaser. Purchaser shall grant Seller or Seller's representatives reasonable access to Purchaser's books and records as Seller may reasonably request for purposes of verifying such computations. Such certificate shall be final and conclusive unless objected to by Seller in writing within such fifteen (15) day period. During the ten (10) days after Purchaser's receipt of any such written objection from Seller, Seller and Purchaser shall attempt in good faith to reach agreement upon the actual amount of these adjustments. A payment shall be made by Seller or Purchaser in cash to the other party in accordance with such agreement within five (5) business days after any such agreement as to the proper amounts, taking into account any preliminary adjustment for such items made at the Closing. If Seller and Purchaser are unable to agree upon the amount of such adjustment within such ten (10) day period, then the matter shall be submitted to a mutually agreeable nationally recognized independent accounting firm which has not represented Purchaser, Seller or their affiliates in the past five years, and such accounting firm shall render a written decision to Seller and Purchaser within thirty (30) calendar days after it has been retained, which decision shall be final and whose fees shall be paid one-half by Purchaser and one-half by Seller.

3.       CLOSING

         3.1 Closing Date. The closing of the transactions contemplated hereunder (the "Closing") shall take place at the offices of Bank of America, N.A., Dallas, Texas, at 9:00 a.m. on the last day of the month following the date on which all necessary consents are obtained and conditions satisfied (the "Closing Date"); provided, however, that if the last day of such month shall occur within five (5) business days of the date on which such consents are obtained and conditions satisfied, then the Closing Date shall be the last day of the next succeeding month; and, provided, further, that in no event shall the Closing Date be later than March 31, 1999. Purchaser shall be entitled to possession of the Assets upon the Closing.

         3.2 Deliveries by Seller. At the Closing, Seller shall deliver the following:

                  (a) a bill of sale in the form attached as Exhibit D, and all such other general instruments of transfer, assignment and conveyance, general warranty deeds, certificates of title, assignments, evidences of consent or waiver, and other instruments or documents in form and substance reasonably satisfactory to Purchaser and its counsel as shall be necessary to evidence or perfect the sale, assignment, transfer and conveyance of the Assets to Purchaser and effectively vest in the Purchaser all right, title and interest in and to the Assets free and clear of any and all liens, encumbrances and other restrictions (other than liens and encumbrances agreed upon by the parties and set forth in Schedule 4.10, such liens and encumbrances being "Permitted Encumbrances") in accordance with the terms of this Agreement, together with possession (or constructive possession, in the case of intangibles) thereof;

                  (b)      an executed Assumption Agreement;

                  (c) a Certificate of Non-Foreign Status which meets the requirements of Treasury Regulation 1.1445-2, duly executed and acknowledged, certifying under penalties of perjury that Seller is not a foreign person for United States income tax purposes;

                  (d) originals or true and complete copies of all books and records, memoranda and data relating to the Systems, other than Excluded Assets; provided that Seller may retain such duplicate copies as Seller reasonably deems appropriate;

                  (e)      a certificate of the general partner of Seller that
         (i) all appropriate action authorizing the execution and delivery of the Transaction Documents (as defined below) and the transactions contemplated hereunder and thereunder have been taken and (ii) Seller has satisfied the conditions of Section 7.3 with respect to representations and warranties and the performance of covenants, obligations and agreements.

                  (f) an opinion of Thompson Coburn, counsel to Seller, in the form attached as Exhibit E;

                  (g) an opinion of Cole, Raywid & Braverman, LLP, special FCC counsel to Seller, in the form attached as Exhibit F;

                  (h) a certificate of good standing with respect to each of Seller and Seller's general partner certified to by the Secretary of the State of Delaware, a Certificate of Existence with respect to each of Seller and Seller's general partner certified to by the Secretary of State of Texas, and a Certificate of Good Standing with respect to each of Seller and Seller's general partner certified to by the Comptroller of Public Accounts of Texas;

                  (i) copies of all consents from Governmental Authorities, franchises, licenses, leases, Contracts and other documents which are included in the Assets and not previously delivered to Purchaser; and

                  (j) such other documents, opinions, instruments and certificates, in form and substance reasonably satisfactory to Purchaser, as Purchaser may reasonably request.

         3.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver the following:

                  (a)      the payments described in Section 2.4;

                  (b)      an executed Assumption Agreement;

                  (c) a certificate of a properly authorized officer of Purchaser that (i) all appropriate actions authorizing the execution and delivery of the Transaction Documents (as defined below) and transactions contemplated hereunder and thereunder have been taken and
         (ii) Purchaser has satisfied the conditions of Section 8.3 with respect to representations and warranties and the performance of covenants, obligations and agreements;

                  (d) an opinion of Prager, Metzger & Kroemer PLLC, counsel to Purchaser, in the form attached as Exhibit G;

                  (e) a Certificate of Existence with respect to Purchaser, certified to by the Secretary of the State of Texas, and a Certificate of Good Standing with respect to Purchaser, certified to by the Comptroller of Public Accounts of Texas; and

                  (f) such other documents, opinions, instruments and certificates, in form and substance reasonably satisfactory to Seller, as Seller may reasonably request.

4.       REPRESENTATIONS AND WARRANTIES BY SELLER

         Seller hereby represents and warrants to Purchaser that:

         4.1 Organization and Standing. Seller is a limited partnership duly formed, validly existing and in good standing as a limited partnership under the laws of the jurisdiction of its formation. Seller is duly qualified to transact business in each jurisdiction where the failure to so qualify would have a material adverse effect on Seller's ability to conduct its business or operations or to consummate the transactions to be consummated by it under this Agreement and Seller is in good standing in each jurisdiction in which it is so qualified.

         4.2 Power and Authority. Seller has all requisite power and authority to execute, deliver and perform this Agreement and to take any action which it may be required to take hereunder. Seller further represents and warrants that it has all requisite power to perform its business as now conducted and to own its properties and assets.

         4.3 Authorization. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all partnership action required to be taken. This Agreement has been, and on the Closing Date all other documents, agreements and instruments to be executed and delivered at the Closing by Seller pursuant hereto (together with all such documents, agreements and instruments to be executed and delivered by each other party hereto, the "Transaction Documents") will have been, duly and validly executed by properly authorized officers or other authorized representatives of the General Partner of Seller. This Agreement constitutes, and on the Closing Date all other Transaction Documents to which Seller is or will be a signatory will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general or by principles of equity (regardless of whether such enforceability is contested in a proceeding in equity or at law). Except as set forth on Schedule 4.3, neither the execution of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated herein or therein, nor the performance by Seller of its obligations under the Transaction Documents, will violate, conflict with, or result in the acceleration or termination of, any partnership instrument of Seller, or any agreement, permit, order, judgment, decree, law or regulation to which Seller is a party or by which it is, or the Assets and the Systems are bound.

         4.4      Financial Statements.
                  (a) Seller has delivered to Purchaser correct and complete copies of statements of revenues, billing records and direct operating expenses such as salaries, copyright fees and property taxes for the Systems for the year ended December 31, 1997 and the nine (9) month period ended September 30, 1998 (collectively, the "Seller Financial Statements"). The Seller Financial Statements (i) have been prepared in accordance with the books and records of Seller and (ii) fairly present, in all material respects, the results of operations of the Systems as of and for the respective periods ended on such dates consistently applied in accordance with generally accepted accounting principles.

                  (b) Since the latest date of the Seller Financial Statements generally, or as set forth in Schedule 4.4, there has been no material adverse change in the assets, liabilities, revenues or earnings of the Systems or otherwise in the business or condition, financial or otherwise, of the Systems, nor any change that would adversely affect the ability of the Systems to carry on its business as previously conducted in any material respect. To the best of Seller's knowledge and without notice to the contrary, no fact or condition exists or is contemplated or threatened that might cause a material adverse change in the Assets or business of the Systems.

         4.5 Legal Proceedings. Except as set forth on Schedule 4.5, and except for any judgments, orders, actions, suits, proceedings or investigations as may affect the cable television industry (national or regional) generally, there is no judgment or order outstanding, or any claim, action, suit, arbitration, proceeding, controversy or investigation by or before any Governmental Authority or any arbitrator pending, or to the best of Seller's knowledge, threatened, involving or affecting any of the Assets or the Systems, which, if adversely determined, would have a material adverse effect on the Assets or the Systems or would materially impair the ability of Seller to perform its obligations under the Transaction Documents. Seller is not in default or violation, and, to the best of Seller's knowledge, no event or condition exists which, with notice or lapse of time or both, would become or result in a default under or violation of any judgment or order of any court or Governmental Authority.

         4.6 No Undisclosed Liabilities. Except as disclosed in this Agreement or on Schedule 4.6 or as incurred in the ordinary course of business since the latest date of the Seller Financial Statements, Seller has no material liability or obligation (direct or indirect, fixed contingent or otherwise) arising out of or in any way related to the Assets or the operation of the Systems which is not properly reflected or reserved in the Seller Financial Statements.

         4.7 Governmental Permits and Contracts. Schedule 4.7 contains a complete list of all Governmental Permits, Contracts, must carry elections and retransmission consents as of the date hereof that are required for the operation of the Systems in the manner and to the full extent as presently conducted, with the parties agreeing that the list of must carry elections and retransmission consents will be revised and updated by Seller within thirty (30) days of the date of this Agreement with such update to indicate whether such agreements will be assigned and whether prior consent to assign is required. Except as set forth on Schedule 4.7, Seller has not given or received notice of termination, cancellation, dispute or default or taken or become aware of any action by any Governmental Authority or party to any Contract inconsistent with the continuance of any Governmental Permit or Contract. Except as set forth on
Schedule 4.7, each of the Contracts is in full force and effect and current as to the performance thereof by Seller, and, to the best of Seller's knowledge, by the other parties thereto and Seller is not in default or violation in any material respect, and, to the best of Seller's knowledge, no event or condition exists which, with notice or lapse of time or both, could become a result in a material default under or a violation of any judgment order, or any court or Governmental Authority. Except for Contracts shown as oral contracts on Schedule 4.7, true and correct copies of each Governmental Permit and Contract being assigned have been furnished to Purchaser.

         4.8 Real Property. Schedule 4.8 contains a complete list and description of all Real Property owned, leased, occupied, or used by Seller primarily in the operation of the Systems as of the date hereof, which list indicates the use made of such Real Property by Seller in the operation of the Systems. Except as set forth in Schedule 4.8, Seller has unencumbered title in fee simple, except for Permitted Encumbrances, or holds the leasehold to all Real Property. There are not pending or, to the best of Seller's knowledge, threatened in writing or orally, any condemnation actions or special assessments or any pending proceedings for changes in the zoning with respect to such Real Property or any part thereof, and Seller has not received any notice, written or oral, of the desire or intent of any Governmental Authority or other entity to take or use any Real Property or any part thereof. All structures on the Real Property are structurally sound and in good operating condition and repair (reasonable wear and tear excepted) and all Real Property and such structures conform, including usage by Seller, in all material respects with all applicable contractual requirements and zoning and other legal requirements pertaining to or affecting such Real Property. All leases and subleases pursuant to which any of the Real Property is occupied or used are set forth on Schedule 4.8, and such leases and subleases are valid, binding and enforceable in accordance with their respective terms, and there are no existing material defaults thereunder by Seller or, to the best of Seller's knowledge, any other person or events that with notice or lapse of time, or both, would constitute defaults thereunder by Seller or, to the best of Seller's knowledge, any other person. Seller has delivered to Purchaser a true and correct copy of each lease and sublease listed on Schedule 4.8. All easements, rights-of-way and other rights which are necessary in any material respect for Seller's current use of any Real Property are listed on Schedule 4.8 and are valid and in full force and effect, and Seller has not received any notice with respect to the termination or breach of any of these rights.

         4.9 Equipment. Schedule 4.9 contains a list of all material Equipment used or held for use by Seller primarily in the operation of the Systems as of the date hereof. The Equipment is in good operating condition and repair (reasonable wear and tear excepted), and usable and adequate for the operations of the Systems in the manner as presently conducted. All leases (including capital leases) pursuant to which any Equipment is used are set forth on Schedule4.9. Copies of such leases have been delivered to Purchaser and, assuming that consents to the transfer of such leases to Purchaser are obtained from the respective lessors, such leases are fully assignable to Purchaser without such assignment causing any change in the terms (including compensation) of such leases.

         4.10     Title.

                  (a) Seller has good and marketable title to the Assets and at the Closing will sell, transfer and assign the Assets to Purchaser, free and clear of any liens, security interests, pledges or encumbrances or other adverse claims, other than Permitted Encumbrances or as otherwise set forth on Schedule 4.10(a). Except as listed on Schedule4.10(a), Seller has not signed any Uniform Commercial Code financing statement (other than filings made only for informational purposes and not relating to any security interest) or any security agreement or mortgage or similar agreement authorizing any person to file any financing statement or claim any security interest, pledge, or encumbrance with respect to any of the Assets. Seller owns or leases all tangible physical properties which are necessary to permit the operation of the Systems by the Purchaser as currently operated and all such properties are included within the Assets.

                  (b) (i) Seller has no properties or assets used or held for use primarily in connection with the Systems which are not included in the Assets, other than the Excluded Assets and (ii) the properties and assets to be transferred to Purchaser at the Closing include all Equipment, Contracts, Governmental Permits, Real Property and other property and assets necessary for the operation of the Systems in all material respects in the ordinary course of business as conducted prior to the Closing Date. Schedule 4.10(b) identifies the ownership interests and leasehold interests of Seller with respect to the Assets.

         4.11 Tax Matters. Seller has as of the date hereof timely filed in proper form all tax returns or reports with respect to the Assets or the Systems that are required to be filed. All such tax returns or reports were prepared in good faith and are accurate and complete in all material respects, and Seller has no knowledge of any basis for assessment of any addition to any taxes shown thereon. All taxes, charges, fees or other assessments due or payable by Seller with respect to the Assets or the Systems have been paid, except to the extent any such taxes, charges, fees or other assessments (as set forth as of the date hereof on Schedule4.11) are being contested in good faith by appropriate proceedings by Seller and for which adequate reserves for any disputed amounts shall have been established in accordance with GAAP. Except as set forth on Schedule4.11, as of the date hereof, there are no pending or, to the best of Seller's knowledge, threatened actions, audits, examinations, proceedings or investigations by any relevant taxing authority with respect to the Assets or the Systems. As of the date hereof, (i) there is no outstanding request for an extension of time within which to pay any taxes with respect to the Assets or the Systems, (ii) there has been no waiver or extension of any applicable statute of limitations for the assessment or collection of any taxes with respect to the Assets or the Systems, and (iii) Seller has withheld and paid in a timely manner to all relevant taxing authorities all payments for withholding taxes, unemployment insurance and other amounts required to be withheld and paid. All taxes of or with respect to Seller and all taxes with respect to the Assets and the Systems relating to the period prior to the Closing Date shall be the responsibility of Seller, other than those that have been assumed by Purchaser at the Closing and for which as adjustment to the purchase price has been made and other than any sales, transfer, excise and similar taxes relating to the purchase of the Assets, which taxes are the responsibility of Purchaser.

         4.12     Compliance; FCC and Copyright Matters.

                  (a) Subject to Section 4.12(b) Seller and the Systems have complied, and are in compliance, in all material respects with the Governmental Permits and all statutes, ordinances, codes, laws, rules, regulations, orders or other requirements, standards or procedures enacted, adopted or applied by any Governmental Authority including, but not limited to, the National Electric Code and the National Electric Safety Code.

                  (b) Seller has duly and timely filed all cable television registrations and filings with respect to the Systems which are required to be filed under The Communications Act of 1934, as amended (which shall be deemed to include, but not limited to, the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the Telecommunications Act of 1996), and the rules and regulations thereunder and as from time to time in effect (collectively, the "Communications Act"), and at Closing will be in compliance in all material respects with the Communications Act. Seller has recorded or deposited with and paid or accrued for payment to the United States Copyright Tribunal the royalty fees, and has filed and recorded all notices (including those necessary to qualify for the compulsory licenses for FM and TV stations), statements of account, and other documents and instruments required under the Copyright Act of 1976 with respect to the Systems. Seller has obtained and is in material compliance with the authorizations required for the operation of the Systems by the FCC, the Federal Aviation Administration (the "FAA"), the Register of Copyrights and any other Governmental Authority. The Systems monitors signal leakage, maintains applicable signal leakage logs, conducts cumulative leakage tests, demonstrates compliance with the cumulative leakage criteria, and at Closing will be in material compliance with the frequency separation standards, in compliance with the requirements set forth in 47 C.F.R.
         76.610 through 76.619. Seller has filed with the FCC with respect to the Systems all notifications of utilization of frequencies in the 108-137 Mhz and 225-400 Mhz bands and all other reports required to be filed under such rules and regulations and has not received any notification of objection thereto by the FCC which has not been promptly resolved by Seller with no material adverse impact on the Systems. Seller is duly authorized under FCC and FAA rules, regulations and orders to distribute to subscribers of the Systems all the signals currently being carried and is licensed to operate any business radio and cable access relay service system being operated by the Systems, and the operation by Seller of any facility licensed by the FCC or FAA used in conjunction with the operation of the Systems is in material compliance with the rules and regulations of the FCC and the FAA. Except as set forth on Schedule 4.12, as of the date hereof, there is no application, complaint or proceeding pending or, to the best of Seller's knowledge, threatened before the FCC, FAA, the U.S. Copyright Office or any Governmental Authority relating to the operation of the Systems. All such proceedings relating to the period prior to the Closing Date shall be the responsibility of Seller. Seller has complied in all material respects with all requirements of the FCC with respect to the Systems concerning, notifications to the FAA with respect to the construction and/or alteration of its antenna structures and "no hazard" determinations for each antenna structure have been obtained, where required.

                  (c) At Closing, except as set forth on Schedule 4.12, the operation of the Systems and all facilities used in conjunction with the operation of the Systems will be in compliance in all material respects with (i) the Communications Act, (ii) all customer service, technical and engineering standards required to be met under the Governmental Permits and applicable FCC rules and regulations, and
         (iii) all other applicable rules, regulations, requirements and policies of the FCC, including, but not limited to, Part 76 and Part 78 of the rules and regulations of the FCC and there are no existing claims known to Seller to the contrary.

                  (d) Seller is in compliance in all material respects with the Communications Act relating to the carriage of television signals and customer service in those areas where Seller has received notice pursuant to 47 C.F.R. 76.309 (a).

         4.13 Consents. Except as set forth on Schedule 5.4, no consent, authorization, approval, waiver, order, license, certificate or permit of or from, or declaration or filing with any Governmental Authority, court or other tribunal or any other person is required for Seller's execution or delivery of this Agreement or any other Transaction Document, or the performance by Seller in accordance with the terms hereof or thereof, or necessary to preclude any cancellation, suspension, termination or reformation of any Governmental Permit or Contract, other than filings and consents which, if not made or obtained, would not have a material adverse effect on the Systems, or Purchaser's ability to operate the Systems in the same manner in which it is currently being conducted by Seller.

         4.14 Systems Data. Schedule 4.14 sets forth for the Systems as of September 30, 1998, the approximate number of plant miles (which approximation is not less than 95% of the actual number of plant miles) and the approximate number of homes passed (which approximation is not more than 105% of the actual number of homes passed), the Systems' total revenue for the three (3) period ended September 30, 1998, the number of Basic Subscribers (as defined below) number of tier subscribers, number of pay units, current rates for the lowest level of basic or standard cable service offered by the Systems ("Basic Service"), the level of cable service containing the majority of the Systems' satellite programming or the CPS tier (as defined by the FCC), premium services, the date and amount of the last rate change for each of these services and the channel capacity of the Systems. For the purpose of this Agreement, "Basic Subscriber" means the sum of (i) the aggregate number of persons (excluding "second connections," as such term is commonly understood in the cable television industry, any account duplication, any account which has a disconnect request pending at, or which has had service terminated as of, the Closing Date, any account obtained by offers made, promotions conducted or discounts given outside the ordinary course of business and any account coming within the definition of "Basic Subscriber" which has been compromised or written off other than in the ordinary course of business consistent with past practice) who: subscribe to Basic Service; have paid the applicable, full non-discounted rated for at least one month's service (including deposit and installation charges consistent with past practices); and have no outstanding balance more than forty-five (45) days past due from the date invoiced, plus (ii) the aggregate number of bulk rate equivalent subscribers of the Systems. With respect to the Systems, the number of bulk rate equivalent subscribers shall equal the quotient of (x) the aggregate monthly bulk rate revenues from the provision of Basic Service for the Systems for the month proceeding Closing, divided by (y) the standard rate for Basic Service and CPS tier service for the Systems; provided, that the number of bulk rate equivalent subscribers shall not include any subscriber (A) who has given notice on or before the Closing Date of its intention to terminate service completely or who has had its service terminated on or before the Closing Date or (B) who is explicitly excluded from the definition of "Basic Subscriber" above.

         4.15     Environmental Compliance.

                  (a) To the best of Seller's knowledge, except as set forth on Schedule 4.15, no asbestos-containing materials, equipment containing PCBs, underground storage tanks, or reportable quantities of hazardous substances, wastes or other pollutants or contaminants [as such terms are defined under applicable federal and state environmental laws, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the rules and regulations thereunder, as amended, 42 U.S.C. ss.9601(14)] are or have been located, released, disposed of, installed, used or exposed on or in connection with any of the Assets, including the Real Property ("Environmental Matters"), except for such substances which are in such amounts of the type typically found in commercial cleaning products or standard office supplies of businesses similar to the operation of the Systems. Seller has not disposed of or requested any person to dispose of any asbestos-containing materials, equipment containing PCBs, underground storage tanks, hazardous substances, wastes, pollutants or contaminants at any site, except at a site duly licensed for the receipt and disposal of such materials and except in compliance with all applicable law.

                  (b) Except as set forth in Schedule 4.15, Seller has no knowledge or information of the existence of any Environmental Matters affecting any other property which would adversely affect any Real Property.

         4.16     Employment Matters.

                  (a) Except as set forth on Schedule4.16(a), neither Seller nor any affiliate of Seller maintains or sponsors, nor are they required to make any contribution to, any pension, profit-sharing, thrift or other retirement plan, medical, hospitalization, vision, dental, life, disability or other insurance or benefit plan, deferred compensation, bonus, fringe benefit, savings or other incentive plan, severance plan or other similar plan, agreement, arrangement or understanding with respect to any employee in connection with the Systems, and none of such plans is or is intended to be subject to the provisions of ERISA or qualified under Section 401(a) of the Code, including, without limitation, an "employee welfare plan" within the meaning of Section 3(1) of ERISA, an "employee benefit plan" within the meaning of Section 3(3) of ERISA, a "defined benefit plan" within the meaning of Section 3(35) of ERISA or any "multi-employer plan" within the meaning of Section 3(37) of ERISA, with respect to the operation of the Systems. Seller has not breached any of the fiduciary responsibility provisions of Title I of ERISA nor engaged in a transaction prohibited under Section 406 of ERISA or Section 4975 of the Code which could result in material liability to Seller and for which no exemption from the provisions thereof is available or was obtained. Other than benefit claims and/or any contribution and administration expenses arising under Seller's benefit plans in the normal course, Seller has not incurred, and, to the best of Seller's knowledge, no event has occurred which could cause Seller to incur, any material liability under ERISA or the Code to any person, including the Pension Benefit Guaranty Corporation, with respect to any employee benefit plan maintained, or to which contributions are or were required to be made, by any trade or business which is under common control with Seller. Other than usual claims for benefits arising under Seller's benefit plans in the normal course or as noted in Schedule 4.16(a), there are no, and the transactions contemplated by this Agreement will not give rise to, any claims, suits or proceedings which might cause Seller to incur any material liability to any employee under any of its benefit plans, including any liability for severance payments to any employee or former employee of Seller. Purchaser shall have no liability or obligation with respect to any of Seller's benefit plans, or termination thereof, as to any employee who, after the Closing, becomes an employee of Purchaser, and all such liabilities or obligations relating to the period prior to the Closing Date shall be the responsibility of Seller. Except as noted in Schedule 4.16(a), and except as required by the provisions of Section 601 et seq. of ERISA, Seller has not made any commitments to provide any health or welfare benefits to any employee or former employee of the Systems after such employee resigns or retires from employment with Seller. The Closing will not result in any multi-employer plan liability which could be assessed against Purchaser.

                  (b) Except as disclosed on Schedule 4.16(b), (i) Seller is not a party to any contract with any labor organization, nor has it agreed to recognize any union or other collective bargaining unit nor has any union or other collective bargaining unit been certified as representing any of its employees with respect to the operation of the Systems, (ii) there is no representation or organizing effort pending or to the best of

         Seller's knowledge threatened against, affecting or involving Seller or the operation of the Systems, and (iii) Seller has experienced no strikes, work stoppages, picketing, grievance proceedings, arbitrations, lockouts, slowdowns, any other labor disputes, claims of unfair labor practices filed or, to the best of Seller's knowledge threatened to be filed, with respect to the operation of the Systems. Neither Seller nor any agent, representative or employee of Seller has committed any unfair labor practice as defined in the National Labor Relations Act of 1974, as amended, and there is not now pending or, to the best of Seller's knowledge, threatened, any charge or complaint against Seller by the National Labor Relations Board or any representative thereof. Purchaser shall have no liability or obligation with respect to any unfair labor practices, charges and complaints relating to Seller which occurred or arose prior to the Closing Date.
         Schedule 4.16(b) sets forth each employment agreement to which Seller is a party.

         4.17 Insurance. Seller has in force policies of insurance with respect to the Assets and the Systems, and all bonds required to be obtained by Seller with respect to the Systems. All such bonds are set forth on Schedule4.17. Such policies and bonds are in full force and effect.

         4.18 Year 2000. Notwithstanding anything to the contrary contained in this Agreement, Seller makes no representation or warranty of any kind with respect to whether the Systems, the Assets or any part thereof, are Year 2000 Compliant. For purposes of this Section 4.18, an item is "Year 2000 Compliant" if such item is designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of, date data which represents or references different centuries or more than one century.

5.       REPRESENTATIONS AND WARRANTIES BY PURCHASER

Purchaser hereby represents and warrants to Seller that:

         5.1 Organization and Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Purchaser is duly qualified to transact business in each jurisdiction where the failure to so qualify would have a material adverse affect on Purchaser's ability to conduct its business or operations or to consummate the transactions to be consummated by it under this Agreement and Purchaser is in good standing in each jurisdiction in which it is so qualified.

         5.2 Power and Authority. Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to take any action which it may be required to take hereunder.

         5.3 Authorization. The execution, delivery and performance of this Agreement by Purchaser has been duly and validly authorized by all corporate action required to be taken. This Agreement has been, and on the Closing Date all other of the Transaction Documents to which Purchaser is or will be a signatory will have been, duly and validly executed by properly authorized officers or other authorized representatives of Purchaser. This Agreement constitutes, and on the Closing Date all other Transaction Documents to which Purchaser is or will be a signatory will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights in general or by principles of equity (regardless of whether such enforceability is contested in a proceeding in equity or at law). Neither the execution of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated herein or therein, will violate, conflict with, or result in the acceleration or termination of, any corporate instrument of Purchaser, or any agreement, permit, order, judgment, decree, law or regulation to which Purchaser is a party or by which it is, or its assets and properties are bound, except such violations, conflicts, accelerations or terminations which would not, individually or in the aggregate, have a material adverse effect on Purchaser's ability to perform its obligations under this Agreement or the Transaction Documents.

         5.4 Consents. Except as set forth on Schedule 5.4, no consent, authorization, approval, waiver, order, license, certificate or permit of or from, or declaration or filing with any Governmental Authority, court or other tribunal or any other person is required for Purchaser's execution or delivery of this Agreement or any other Transaction Document, or the performance by Purchaser in accordance with the terms hereof or thereof.

         5.5 Legal Proceedings. Except as set forth in Schedule 5.5, and except for any judgment, order, actions, suits, proceedings or investigations as may affect the cable television industry (national or regional) generally, there is no judgment or order outstanding, or any claim, action, suit, arbitration, proceeding, controversy or investigation by or before any Governmental Authority or any arbitrator pending, or to the best of Purchaser's knowledge, threatened, which, if adversely determined, would materially impair the ability of Purchaser to perform its obligations under the Transaction Documents.

6.       ADDITIONAL UNDERTAKINGS AND ACTIONS

         6.1 Consents. As soon as possible after the execution of this Agreement, Seller and Purchaser will commence making the applications and filings required to obtain all approvals or consents required to be obtained to effect the consummation of the transactions contemplated hereby (the "Consents"). Seller will use its best efforts to obtain the Consents from the appropriate Governmental Authorities and other persons at the earliest possible date; provided, however, that Purchaser will use its best efforts to obtain Consents with respect to the transfer of all franchises and FCC licenses.

         6.2 Access to Assets. On and after the date of this Agreement, Purchaser and its counsel, accountants and other representatives shall have reasonable access, during normal business hours and upon reasonable notice, to all properties, books, accounts, contracts, commitments, and records, documents or other data or information of Seller relating to the Systems. Seller shall furnish to Purchaser such financial data, operating data, contracts and documents relating to the Systems to which Seller is a party and other information pertaining to the Systems as Purchaser reasonably requests.

         6.3 Operations Prior to Closing. Except as otherwise expressly contemplated by this Agreement, at all times from and after the date hereof and up to and including the Closing Date, Seller shall:

                  (a) use its reasonable best efforts to conduct its business relating to the Systems in accordance with past practices;

                  (b) use its reasonable best efforts to preserve and protect the Assets;

                  (c) conduct its business in material compliance with all applicable laws and regulations;

                  (d) not enter into any agreement or transaction extending beyond the Closing Date in excess of $25,000 other than the renewal of existing agreements in the ordinary course of business, without the prior written consent of Purchaser;

                  (e) not dispose of any of the Assets in excess of $10,000 without the prior written consent of Purchaser, except such as are retired in the ordinary course of business;

                  (f) not pay any bonuses or make any salary or wage increases other than the ordinary course of business in accordance with past practices; and

                  (g) pursue all regulatory matters in a timely fashion providing copies of all correspondence received and sent to Seller with respect thereto and promptly notifying the Purchaser of any material regulatory developments.

         6.4 Antitrust Laws Compliance. As soon as practicable after the date of execution of this Agreement, Seller and Purchaser shall each make filings if and as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and related acts and regulations (the "HSR Act"). Each party shall keep the other party apprised of the status of any inquiries made of such party by the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other Governmental Authority with respect to this Agreement or the transactions contemplated hereby and shall comply promptly with all requests for further documents and information. Each party shall use reasonable efforts to obtain the earliest termination or waiver of the HSR Act waiting period possible.

         6.5 Confidentiality. Purchaser shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this Agreement confidential and, if the purchase and sale contemplated by this Agreement is not consummated for any reason other than a default by Seller, upon Seller's request shall return to Seller or destroy within ten (10) days, all such information and documents and any copies as soon as practicable, and, in any event, shall not disclose any such information (that has not previously been disclosed by a party other than Purchaser or become public knowledge) to any third party unless required to do so pursuant to a court order, subpoena or other legal process. Purchaser's obligations under this Section shall survive the termination of this Agreement.

         6.6 Employees. Purchaser shall not be obligated to hire any employees of Seller. Purchaser shall notify Seller at least forty-five (45) days prior to the Closing Date of those of Seller's employees with respect to the Systems which Purchaser intends to offer employment; provided, however, that such notification shall not be deemed to alter the employment at will nature of the relationship between Purchaser and such individuals.

         6.7 Transfer Taxes. All sales, transfer, excise and other taxes, if any, payable by reason of the transactions contemplated hereunder shall be paid by Purchaser.

         6.8 Rebuild Capital Expenditures. During the period beginning on September 1, 1998 and ending on the Closing Date, Seller shall make capital expenditures (labor and materials cost) in the Systems toward rebuilding the Systems, which expenditures shall be not less than $125,000. Seller agrees to provide at Closing documentation regarding such expenditures.

7.       CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

         The obligations of Purchaser under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived by Purchaser, in its sole discretion; provided, however, that no such waiver of a condition shall constitute a waiver by Purchaser of any of its other rights or remedies, at law or in equity, if Seller shall be in default of any of its obligations under this Agreement.

         7.1 HSR Act. All filings required under the HSR Act, if any, shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain or prevent the consummation of the transactions contemplated by this Agreement.

         7.2 Governmental or Legal Action. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other person and no law, rule or regulation or similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other person that would (a) prohibit Purchaser's ownership or operation of all or a material portion of the Systems or the Assets, (b) enjoin, prevent or make illegal the consummation of the transactions contemplated by this Agreement or (c) challenge, set aside or modify any authorization of the transactions provided for herein or any approvals, consents, waivers or authorizations made or described hereunder.

         7.3 Representations; Performance of Agreements. Seller shall have delivered to Purchaser at Closing a certificate to the effect that (i) the representations and warranties of Seller set forth in Section 4 hereof shall be true in all material respects as of and at the Closing Date with the same effect as though such representations and warranties had been made again at and as of such time and (ii) Seller shall have performed, satisfied and complied in all material respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Seller at or prior to the Closing Date.

         7.4 Consents and Approvals. Seller shall have delivered to Purchaser evidence that all of the Consents have been obtained or given and all such Consents shall be in the forms attached as Exhibits H and I.

         7.5 Franchise Extension. Seller shall have obtained an extension of the Franchise term granted by the community of Sealy, Texas, for a period of not less than five (5) years from the Closing Date; provided, however, that Seller shall use its reasonable best efforts to obtain such extension for a period of ten (10) years from the Closing Date; and, provided further, that nothing herein shall require Purchaser, as a condition to obtaining such extension, to agree to make any payment that may not be passed through to the subscribers of the Systems.

         7.6 Transfer Documents. Seller shall have delivered to Purchaser customary bills of sale, general warranty deeds, assignments and other instruments of transfer sufficient to convey good and marketable title to the Assets in accordance with the terms of this Agreement, including the documents and instruments described under Section 3.2(a).

         7.7 Ancillary Documents. Seller shall have executed and delivered to Purchaser the Assumption Agreement and shall have delivered franchise transfer documents in the form attached as Exhibit H.

         7.8 Opinions of Seller's Counsel. Purchaser shall have received the opinions of counsel for Seller in the forms attached as Exhibits E and F.

         7.9 Discharge of Liens. Seller shall have secured the termination, discharge and release of all encumbrances of any nature on the Assets, other than Permitted Encumbrances.

         7.10 No Default Under Documents. As of the Closing Date, Seller shall not be in violation or default in any material respect under any statute, rule, regulation, agreement, or other document to which Seller is a party or by which Seller is bound in a manner which would materially adversely affect the ownership, use or operation of the Systems, nor shall Seller have knowledge of any condition or event which, with notice or lapse of time or both, would constitute such a violation or default.

         7.11 Additional Documents and Acts. Seller shall have delivered or caused to be delivered to Purchaser all such additional documents, instruments and certificates, in form and content reasonably satisfactory to Purchaser and its counsel, as Purchaser shall reasonably request, and shall have done all other acts or things reasonably requested by Purchaser to evidence compliance with the conditions set forth in this Section 7.

         7.12 Closing of Related Transaction. The Asset Purchase Agreement dated of even date herewith between Cencom Partners, L.P. and Purchaser shall have closed before or simultaneously with the Closing hereunder.

8.       CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under the Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, any one or more of which may be waived by Seller in its sole discretion; provided, however, that no such waiver of a condition shall constitute a waiver by Seller of any of its rights or remedies, at law or in equity, if Purchaser shall be in default of any of their respective obligations under this Agreement.

         8.1 HSR Act. All filings required under the HSR Act, if any, shall have been made and the applicable waiting period shall have expired or been earlier terminated without the receipt of any objection or the commencement or threat of any litigation by a Governmental Authority of competent jurisdiction to restrain or prevent the consummation of the transactions contemplated by this Agreement.

         8.2 Governmental or Legal Actions. No action, suit or proceeding shall be pending or threatened by any Governmental Authority or other person and no law, rule, regulation or other similar requirement shall have been enacted, promulgated or issued or deemed applicable to any of the transactions contemplated by this Agreement by any Governmental Authority or other person that would (a) prohibit Purchaser's ownership or operation of all or any material portion of the Systems or the Assets, (b) enjoin, prevent or make illegal the consummation of the transactions contemplated by this Agreement, or
(c) challenge, set aside or modify any authorization of the transactions provided for herein or any approvals, consents, waivers or authorizations made or described hereunder.

         8.3 Representations; Performance of Agreements. The representations and warranties of Purchaser set forth in Section 5 hereof shall be true in all material respects as of and at the Closing Date with the same effect as though such representations and warranties had been made again at and as of such time. Purchaser shall have performed, satisfied and complied in all material respects with all covenants, obligations, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Purchaser at or prior to the Closing Date.

         8.4 Consent and Approvals. Purchaser shall have delivered to Seller evidence that all consents and authorizations required to be obtained by Purchaser shall have been obtained or given and such consents and authorizations shall be in the forms attached as Exhibits H and I.

         8.5 Payments. Purchaser shall have paid the Purchase Price as set forth in Section 2.

         8.6 Ancillary Documents. Purchaser shall have executed and delivered to Seller the Assumption Agreement.

         8.7 Opinion of Purchaser's Counsel. Seller shall have received the opinion of counsel for Purchaser in the form attached as Exhibit G.

         8.8 Additional Documents and Acts. Purchaser shall have delivered or caused to be delivered to Seller all such additional documents, instruments and certificates, in form and content reasonably satisfactory to Seller and its counsel, as Seller shall reasonably request, and shall have done all other acts or things reasonably requested by Seller to evidence compliance with the conditions set forth in this Section 8.

         8.9 Closing of Related Transaction. The Asset Purchase Agreement dated of even date herewith between Cencom Partners, L.P. and Purchaser shall have closed before or simultaneously with the Closing hereunder.

9.       REMEDIES

         9.1 Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement or any other instrument or document to be executed, delivered or performed hereunder, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement or any other instrument or document to be executed, delivered or performed hereunder, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         9.2 Termination Without Liability. On the Closing Date, either party may terminate this Agreement, without liability to the other, if any conditions precedent to such party's performance shall not have been satisfied on the Closing Date, unless the satisfaction of any one or more of the conditions precedent to such party's performance was made impossible by the action or failure to act of such party.

         9.3 Termination on Default. Without limiting the provisions of Sections 9.1, 9.2 and 10 hereof, if either party shall default in the due and timely performance of any of the covenants or agreements under the Agreement, the other party may, in addition to any other remedy available thereto, on the Closing Date give notice of termination ("Termination Notice") of this Agreement. The Termination Notice shall specify with particularity the default or defaults on which it is based and state that this Agreement is terminated. The Termination Notice shall be effective when given. The rights and remedies granted in this Section 9.3 are cumulative and not exclusive of any other right or remedy granted herein or provided by law or in equity.

10.      INDEMNIFICATION

         10.1 Seller's Indemnity. Seller shall indemnify and hold harmless Purchaser and its officers, employees, controlling persons and representatives, against and in respect of any and all claims, damages, losses, costs, expenses (including reasonable legal, accounting and experts' fees and other fees and expenses incurred in the investigation or defense of any of the following, and any interest and penalties), obligations and liabilities which any such person may incur or suffer, as a result of, (a) any misrepresentations by Seller or breach by Seller of any warranties, covenants or other agreements contained in this Agreement, (b) the failure of Seller to perform any of its obligations under this Agreement, or (c) any liabilities arising in connection with the operation of the Systems prior to the Closing Date, other than the liabilities assumed under the Assumption Agreement; provided, however, that Seller shall not be liable for any indemnification obligation under this Agreement, unless the aggregate amount of the losses incurred with respect to such indemnification obligation exceeds the sum of $52,000, in which event Purchaser shall be entitled to receive indemnification for damages in excess of the $52,000 threshold.

         10.2 Purchaser's Indemnity. Purchaser shall indemnify and hold harmless Seller and its partners, officers, employees, controlling persons and representatives against and in respect of any and all claims, damages, losses, costs, expenses (including reasonable legal, accounting and experts' fees and other fees and expenses incurred in the investigation or defense of any of the following, and any interest and penalties), obligations and liabilities which any such person may incur or suffer as a result of, (a) any misrepresentations by Purchaser or breach by Purchaser of any warranties, covenants or other agreements contained in this Agreement, (b) the failure of Purchaser to perform any of its obligations under this Agreement, or (c) any liabilities assumed by Purchaser under the Assumption Agreement or arising in connection with the operation of the Systems following the Closing Date.

         10.3 Procedure. In the event that any claim shall be asserted against a party entitled to indemnification hereunder (the "Indemnitee"), the Indemnitee shall promptly notify the other party (the "Indemnitor") of such claim in writing, and shall extend to the Indemnitor an opportunity to defend against such claim at the Indemnitor's sole expense. Within fifteen (15) days of receiving any such notice from the Indemnitee, the Indemnitor shall notify the Indemnitee as to whether or not the Indemnitor elects to assume the defense of any such claim. In the event the Indemnitor does not so elect to assume such defense, any costs incurred by the Indemnitee in defending such claim shall be reimbursed to the Indemnitee, on an as-incurred basis, pursuant to this Section
10. In the event the Indemnitor elects to assume such defense, the Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by the Indemnitor with legal counsel of its own selection, provided that such legal counsel is reasonably acceptable to Indemnitor. No settlement or compromise of any claim that may result in indemnification liability may be made by the Indemnitor without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed.

         10.4 Limitation on Liability. Notwithstanding anything to the contrary in this Agreement, the aggregate liability of Seller to Indemnitees for indemnification or otherwise under this Agreement shall not exceed $4,160,000.

         10.5 Survival. All representations and warranties in this Agreement shall survive the Closing for a period extending until December 31, 1999 and neither party shall have any liability to the other for any indemnification obligation hereunder except to the extent that notice of a claim is asserted in writing and delivered to Seller not later than December 31, 1999; provided, however, that the covenants, representations and warranties of Purchaser contained in Section 6.5 of this Agreement shall survive the Closing without limitation.

11.      MISCELLANEOUS PROVISIONS

         11.1 Entire Agreement, Modification and Waiver. This Agreement, including all Exhibits and Schedules hereto, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

         11.2 Rights of Parties. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement upon any persons other than the parties and their respective permitted successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third person or any party to this Agreement, nor shall any provision give any third person any right of subrogation or action against any party to this Agreement.

         11.3 Assignment. No assignment of any rights or obligations of any party under this Agreement may be made without the prior written consent of all of the other parties to this Agreement, which consent is not to be unreasonably withheld; provided, however, that Purchaser may assign its rights and obligations under this Agreement to an affiliate to be newly formed by Purchaser for the purpose of consummating this transaction. Any attempted assignment of rights or obligations in violation of this Section 11.3 shall be null and void. Reference to any of the parties in this Agreement shall be deemed to include the successors and assigns of such party.

         11.4 Construction. The language in this Agreement shall, in all cases, be construed as a whole according to its fair meaning and neither strictly for nor against Seller or Purchaser.

         11.5 Expenses of the Parties. Except as expressly provided in this Agreement, all expenses incurred by or on behalf of the parties hereto in connection with the authorization, preparation and consummation of this Agreement including, without limitation, all fees and expenses of agents, representatives, counsel and accountants employed by the parties hereto in connection with the authorization, preparation, execution and consummation of this Agreement shall be borne solely by the party who shall have incurred the same. The fees and expenses connected with the Deposit Escrow Agent shall be borne equally by Seller and Purchaser.

         11.6 Further Assurances. Seller, at any time after the Closing Date, will promptly execute, acknowledge and deliver any further deeds, assignments, conveyances and other assurances, documents and instruments of transfer, reasonably requested by Purchaser and necessary for Seller to comply with its covenants contained herein and will take any other action consistent with the terms of this Agreement that may reasonably be requested by Purchaser for the purpose of assigning, transferring, granting, conveying, vesting and confirming ownership in or to Purchaser, or reducing to Purchaser's possession, any or all of the Assets.

         11.7 Finders. Each of the Seller and Purchaser represents and warrants to the other that it has not retained or dealt with any broker or finder in connection with the transactions contemplated by this Agreement except for Daniels & Associates, and that Seller will be responsible for any fee payable to Daniels & Associates.

         11.8 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be considered given when delivered personally or by facsimile machine, one day after being given to a nationally recognized overnight delivery service or four (4) days after being mailed by registered mail, return receipt requested, to the parties at the addresses set forth below (or at such other address as a party may specify by notice to the other) in accordance with the terms of this Section.

         If to Seller to:

                  Cencom Cable Income Partners II, L.P.
                  c/o Charter Communications
                  12444 Powerscourt Drive
                  Suite 400
                  St. Louis, Missouri 63131
                  Attn:    Kent Kalkwarf
                           Vice President-Finance
                           and Acquisition
                  Facsimile: (314) 965-8793

         with a copy to:

                  Thompson Coburn
                  34th Floor
                  One Mercantile Center
                  St. Louis, Missouri 63101
                  Attn:    Benjamin H. Hulsey, Esq.
                  Facsimile: (314) 552-7000

         If to Purchaser to:

                  Etan Industries, Inc.
                  One Galleria Tower
                  13355 Noel Road - 21st Floor
                  Dallas, Texas 75240
                  Attn:    Nathan A. Levine
                           President
                  Facsimile: (214) 385-9601

         with a copy to:

                  Prager, Metzger & Kroemer, PLLC
                  2626 Cole Avenue, Suite 900
                  Dallas, Texas 75204
                  Attn:    Jerome L. Prager, Esq.
                  Facsimile: (214) 969-7635

         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed in Texas.

         11.10 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

         11.11 Jurisdiction. The courts of the State of Texas in Dallas County and the United States District Court for the Northern District of Texas, Dallas Division, shall have non-exclusive jurisdiction over the parties with respect to any dispute or controversy between them arising under or in connection with this Agreement and, by execution and delivery of this Agreement, each of the parties to this Agreement submits to the non-exclusive jurisdiction of those courts, including, but not limited to, the in personam and subject matter jurisdiction of those courts, waives any objection to such jurisdiction on the grounds of venue or forum non conveniens the absence of in personam or subject matter jurisdiction and any similar grounds, consents to service of process by any manner permitted by law, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. These consents to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement.

         11.12 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute one and the same instrument.

         11.13 Arbitration. If any controversy shall arise between the parties with respect to any of the matters set forth in this Agreement and such dispute shall not be resolved by the parties within ten (10) days after either of the parties shall notify the other of its desire to arbitrate the dispute, then the dispute shall be settled by arbitration by the American Arbitration Association

(the "AAA") in accordance with its then prevailing rules, and judgment upon the award may be entered in any court having jurisdiction. The arbitrator shall have no power to change any of the provisions of this Agreement in any respect, nor shall the arbitrator have any power to make an award of reformation, and the jurisdiction of the arbitrator is hereby expressly limited accordingly. The arbitration shall be by a single arbitrator who must be an attorney-at-law actively engaged in the profession for at least ten (10) years. Each party shall select a single arbitrator from the attorneys-at-law who are listed on the AAA's panel of arbitrators. The two arbitrators selected by the parties shall select a third attorney-at-law from the AAA panel, which third arbitrator shall serve as the sole arbitrator for such arbitration. Neither party shall interrupt the progress of its performance under the Agreement pending the determination of the arbitration proceeding. Any arbitration shall be conducted in the City of St. Louis, Missouri or Dallas, Texas at the election of the party initiating the arbitration proceedings. The fees and expenses of arbitration shall be borne equally by the parties, except that each party shall bear the expense of its own counsel, experts, witnesses and preparation and presentation of proof.

         11.14 Knowledge. For purposes hereof the phrase "to the best of Seller's knowledge" shall mean to the knowledge of the executive officers of Seller's general partner and of Jerry L. Smith, General Manager of the Systems.


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Asset Purchase Agreement as of the date first written above.

                                SELLER:

                                CENCOM CABLE INCOME PARTNERS II, L.P., a
                                Delaware limited partnership

                                By: Cencom Properties II, Inc., a Delaware corporation and sole General Partner

                                By:   Ralph G. Kelly
                                   -----------------------------------------
                                 Name:  RALPH G. KELLY
                                      --------------------------------------
                                 Title:  TREASURER
                                       -------------------------------------

                                 PURCHASER:

                                 ETAN INDUSTRIES, INC., a Texas corporation


                                 By:  Nathan A. Levine
                                    ----------------------------------------
                                        Nathan A. Levine
                                        President

                                    Exhibit A

                            Deposit Escrow Agreement
                                    (CCIP II)

         This Deposit Escrow Agreement ("Agreement") is dated as of December ___, 1998 and entered into among Thompson Coburn, a Missouri General Partnership ("Escrow Agent), Cencom Cable Income Partners II, L.P., a Delaware limited partnership ("Seller"), and Etan Industries, Inc., a Texas corporation ("Purchaser"). Seller and Purchaser are collectively referred to in this Agreement as the "Transaction Parties." Seller and Purchaser are parties to an Asset Purchase Agreement dated of even date herewith (the "Asset Purchase Agreement").

         For valuable consideration, the parties agree as follows:

                  1. Escrow Agent. The Transaction Parties appoint and designate Escrow Agent as escrow agent for the purposes set forth in this Agreement, and Escrow Agent accepts such appointment on the terms provided in this Agreement.

                  2. Deposits with Escrow Agent. Escrow Agent will establish and maintain an escrow account (which, together will all earnings thereon, is referred to as the "Escrow Fund"). Simultaneously with the execution of the Agreement, Purchaser will cause delivery to Escrow Agent for deposit in the Escrow Fund of a total of $416,000 (the "Escrow Amount"). Escrow Agent will hold and disburse the Escrow Fund in accordance with this Agreement.

                  3. Investment of Escrow Fund. Escrow Agent will deposit the Escrow Amount, and the Interest (as defined in Section 5 below) from the Escrow Amount in an interest bearing business prime account with Mercantile Bank NA.

                  4. Disbursement of Amounts Held in Escrow Fund.

         (a) Escrow Agent will disburse the Escrow Amount (and related interest):

                  (i) Upon Escrow Agent's receipt of joint written instructions signed on behalf of Seller and Purchaser specifying the method for disbursing the Escrow Amount, in which case such funds and Interest thereon will be disbursed promptly by Escrow Agent in accordance with such instructions; or

                  (ii) Upon Escrow Agent's receipt of an official copy of a final, non-appealable order issued by a court of competent jurisdiction specifying the method for disbursement of the Escrow Amount, in which case such funds and related Interest thereon will be disbursed promptly by Escrow Agent in accordance with such instructions.

         (b) All disbursement of funds in the Escrow Fund pursuant to Section 4 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Seller or Purchaser, as applicable.

                  5. Disbursement of Interest, Etc. The interest ("Interest") received by Escrow Agent from the investment of the Escrow Amount will be held by Escrow Agent as set forth in Section 3 above. With a disbursement of all or a portion of the Escrow Amount pursuant to Section 4(a) above, Escrow Agent will distribute to the Transaction Party receiving such disbursement a proportionate share of the Interest earned from the Escrow Amount, unless Escrow Agent is otherwise directed by joint written instructions signed by the Transaction Parties.

                  6. Rights, Duties, and Liabilities of Escrow Agent.

                  (a) Escrow Agent will have no duty to know or determine the performance or nonperformance of any provision of any agreement between the Transaction Parties, including, but not limited to, the Asset Purchase Agreement, which will not bind Escrow Agent in any manner. Escrow Agent assumes no responsibility for the validity or sufficiency of any document or paper or payment deposited or called for under this Agreement except as may be expressly and specifically set forth in this Agreement, and the duties and responsibilities of Escrow Agent under this Agreement are limited to those expressly and specifically stated in this Agreement. Escrow Agent will not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder.

                  (b) Escrow Agent will not be personally liable for any act it may do or omit to do under this Agreement as such agent while acting in good faith and in the exercise of its own best judgment, and any such act or omission by it will be conclusive evidence of such good faith unless, in any event, the same constitutes gross negligence or willful misconduct. In no event will Escrow Agent be liable (i) for acting in accordance with or relying upon any joint written instruction, notice, demand, certificate or document signed by both Transaction Parties, (ii) for any consequential, punitive or special damages,
(iii) for the acts or omissions of its nominees, correspondents, designees, subagents or subcustodians, or (iv) for an amount in excess of the value of the Escrow Amount, valued as of the date of deposit and actual Interest. If any expenses or costs incurred by, or any obligations owed to, Escrow Agent hereunder with respect to Escrow Amount are not promptly paid when due. Escrow Agent may, upon prior written notice to Seller and Purchaser reimburse itself therefor from the Escrow Amount (and Interest) for such purpose.

                  (c) Other than those notices or demands expressly provided in this Agreement, Escrow Agent is expressly authorized to disregard any and all notices or demands given by Seller or Purchaser, or by any other person, firm or corporation, excepting only orders or process of court, and Escrow Agent is expressly authorized to comply with and obey any and all final process, orders, judgments, or decrees of any court, and to the extent Escrow Agent obeys or complies with any thereof of any court, it will not be liable to any party to this Agreement or to any other person, firm or corporation by reason of such compliance.

                  (d) Escrow Agent will be under no duty or obligation to ascertain the identity, authority or right of Seller or Purchaser (or their agents) to execute or deliver or purport to execute or deliver this Agreement or any certificates, documents or papers or payments deposited or called for or given under this Agreement.

                  (e) Escrow Agent will not be liable for the outlawing of any rights under any statute of limitation or by reason of laches in respect of this Agreement or any documents or papers deposited with Escrow Agent.

                  (f) In the event of any dispute among the parties to this Agreement as to the facts or as to the validity or meaning of any provision of this Agreement, or any other fact or matter relating to this Agreement or to the transactions between Seller and Purchaser, Escrow Agent is instructed that it will be under no obligation to act, except in accordance with this Agreement or under process or order of court or if there be no such process or order, until it has filed or caused to be filed an appropriate action interpleading Seller and Purchaser and delivering the Escrow Amount (or the portion of the Escrow Amount in dispute) to such court, and Escrow Agent will sustain no liability for its failure to act pending such process of court or order or interpleader of action. Escrow Agent will be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands have been determined by a final nonappealable order, judgment or decree of a court of competent jurisdiction, or settled by agreement between the conflicting parties as evidenced in writing satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. The costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with such proceeding will be paid by and will be deemed a joint and several obligation of, the Purchaser and Seller.

                  7. Modification of Agreement. The provisions of this Agreement may be supplemented, altered, amended, modified, or revoked by writing only, signed by Purchaser and Seller and approved in writing by Escrow Agent, and upon payment of all fees, costs and expenses incident thereto, and no waiver of any provisions hereof will be effective unless expressed in a writing signed by the party to be charged.

                  8. Assignment of Agreement. No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the subject matter of this Agreement will be binding upon any party, including Escrow Agent, unless all cost and expenses incident thereto have been paid and then only upon the assent thereto by all parties in writing.

                  9. Miscellaneous.

                  (a) All notices and communications under this Agreement will be in writing and will be deemed to be duly given if sent by registered mail, return receipt requested, personal delivery or telecopier, as follows:


To Escrow Agent:                    Thompson Coburn
                                    One Mercantile Center, Suite 3400
                                    St. Louis, Missouri 63101
                                    Attention:  Benjamin H. Hulsey, Esq.
                                    Telecopy:        (314) 552-7000

To Seller at:                       Cencom Cable Income Partners II, L.P.
                                    c/o Charter Communications
                                    12444 Powerscourt Drive, Suite 400
                                    St. Louis, Missouri 63131
                                    Attention:  Kent Kalkwarf
                                    Telecopy:        (314) 965-6640


               With a copy (which shall not constitute notice) to:

                                    Thompson Coburn
                                    One Mercantile Center, Suite 3400
                                    St. Louis, Missouri 63101
                                    Attention:  Benjamin H. Hulsey, Esq.
                                    Telecopy:        (314) 552-7000


To Purchaser at:                    Etan Industries, Inc.
                                    One Galleria Tower
                                    13355 Noel Road - 21st Floor
                                    Dallas, Texas 75240
                                    Attention:  Nathan A. Levine
                                    Telecopy:   (214) 385-9601


               With a copy (which shall not constitute notice) to:

                                    Prager, Metzger & Kroemer PLLC
                                    2626 Cole Avenue, Suite 900
                                    Dallas, Texas 75204
                                    Attention:  Jerome L. Prager, Esq.
                                    Telecopy:   (214) 969-7635

or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any notice or communication given in the manner specified in this Section 9(a) will be deemed to have been given as of the date received. In the event that Escrow Agent, in its sole discretion, determines that an emergency exists, Escrow Agent may use such other means of communications as Escrow Agent reasonably deems advisable.

                  (b) The undertakings and agreements contained in this Agreement will bind and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                  (c) This Agreement may be executed in one or more counterparts, each of which will be deemed an original. Whenever pursuant to this Agreement Purchaser and Seller are to deliver a jointly signed writing to Escrow Agent or jointly advise Escrow Agent in writing, such writing may in each and all cases be signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

                  (d) Escrow Agent may resign and be discharged from its duties or obligations under this Agreement by giving notice in writing of such resignation to the Transaction Parties at least 30 days in advance of such resignation (unless waived in writing by the Transaction Parties). Such resignation will be effective upon the appointment by Purchaser and Seller of a successor escrow agent, which will be a federally chartered bank having combined capital and surplus of at least $250,000,000; provided, that if any such appointment of any successor agent is not effectuated within 30 days of such written notice, Escrow Agent may file an action for interpleader and deposit all funds with a court of competent jurisdiction, all as provided for in Section 6(g) above. Any such successor escrow agent will be appointed by a written instrument mutually satisfactory to and executed by Purchaser, Seller, Escrow Agent and the successor escrow agent. Any successor escrow agent appointed under the provisions of this Agreement will have all of the same rights, powers, privileges, immunities and authority with respect to the matters contemplated herein as are granted herein to the original Escrow Agent. Upon delivery of the Escrow Fund to a successor Escrow Agent, Escrow Agent will have no further duties, responsibilities or obligations hereunder.

                  (e) Purchaser and Seller hereby jointly and severally agree to indemnify Escrow Agent for, and to hold it harmless against, any loss, liability or reasonable out-of-pocket expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the reasonable out-of-pocket costs and expenses of defending itself against any claim of liability, except in those cases where Escrow Agent has been guilty of gross negligence or willful misconduct (provided, that in no event will the Transaction Parties be liable for any allocated cost or expense of persons regularly employed by Escrow Agent). Anything in this Agreement to the contrary notwithstanding, in no event will Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (f) The Transaction Parties are providing Escrow Agent with their Tax Identification Numbers (TIN) as assigned by the Internal Revenue Service below their signatures to this Agreement. All Interest will be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid.

                  (g) In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing or telecopier, Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on
Schedule 1 to this Agreement, and Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

                  (h) This Agreement will be governed by and construed in accordance with the laws of the State of Missouri without regard to its principles of conflicts of laws. Each of Purchaser and Seller hereby submits to the personal jurisdiction of and each agrees that all proceedings relating to any dispute with Escrow Agent under this Agreement will be brought in courts located within the County of St. Louis County and the State of Missouri or elsewhere as Escrow Agent my select: provided, however, any dispute between Purchaser and Seller will not be governed by the preceding. Each of Escrow Agent, Purchaser and Seller hereby waives the right to trial by jury and to assert counterclaims in any such proceeding relating to disputes with the Escrow Agent under this Agreement. To the extent that in any jurisdiction Purchaser or Seller may be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (whether before or after judgment) or other legal process, each hereby irrevocably agrees not to claim, and hereby waives, such immunity. Purchaser, Seller and Escrow Agent each waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service will be deemed completed ten (10) calendar days after the same is so mailed.

                  (i) Except as otherwise specified herein, each of the Transaction Parties will pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

                  (j) If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

                  (k) Each party to this Agreement hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation, and (ii) that the execution, delivery and performance of this Agreement does not and will not violate any applicable law or regulation applicable to such party.

                  (l) This Agreement will terminate upon the distribution of the Escrow Fund by Escrow Agent. The provisions of Sections 6 and 9 of this Agreement will survive termination of this Agreement and/or the resignation or removal of Escrow Agent.


                            [Signatures on next page]

         The parties have caused this Agreement to be signed effective as of the day and year first above written.


ESCROW AGENT:                              THOMPSON COBURN
                                           By:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------



SELLER:                                    CENCOM CABLE INCOME PARTNERS II, L.P.
                                           By: Cencom Properties  II, Inc.
                                               its General Partner

                                           By:
                                                 -------------------------------
                                           Name:
                                                 -------------------------------
                                           Title:
                                                 -------------------------------
                                           TIN:
                                                 -------------------------------



PURCHASER:                                 ETAN INDUSTRIES, INC.

                                           By:
                                                --------------------------------
                                           Name:
                                                --------------------------------
                                           TIN:
                                                --------------------------------

                     Schedule 1 to Deposit Escrow Agreement

                Telephone Number(s) for Call-Backs and Person(s) designated to Confirm Funds Transfer Instructions


If to Seller:

Name                               Telephone Number

1.   Eloise Engman                  314-965-0555
2.   Ralph Kelly                    314-965-0555


If to Purchaser:

1.   Nathan A. Levine               972-233-9614
2.   Douglas K. Bridges             972-233-9614



Telephone call-backs will be made to each of Purchaser and Seller if joint instructions are required pursuant to the Deposit Escrow Agreement.

                                    Exhibit B

                           Indemnity Escrow Agreement
                                    (CCIP II)


         AGREEMENT made as of this _________ day of December, 1998, by and between Cencom Cable Income Partners II, L.P., a Delaware limited partnership ("Seller"), Etan Industries, Inc., a Texas corporation ("Purchaser") and PNC Bank, National Association as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H :
         WHEREAS, Seller and Purchaser are parties to an Asset Purchase Agreement dated November , 1998 (the "Purchase Agreement"), and

         WHEREAS, the transactions contemplated under the Purchase Agreement were consummated on _________, 1999 (the "Closing Date").

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

         1.  Acceptance by Escrow Agent

         The Escrow Agent hereby accepts the appointment as escrow agent hereunder and agrees to act on the terms and conditions hereinafter set forth. Simultaneously with the execution of this Agreement, Purchaser will cause delivery to the Escrow Agent for deposit in an escrow account $1,040,000 in principal, together with all interest accrued as of the date hereof (which together with all Income (as hereinafter defined) thereafter accrued thereon, is referred to as the "Escrow Fund").

         2.  Investment of Escrow Fund

         The Escrow Agent shall invest the Escrow Fund in one or more of the following investments or in other investments upon the express joint written direction of Seller and Purchaser:

                  (i) United States government securities or securities of agencies of the United States government which are guaranteed by the United States government;

                  (ii) commercial paper issued by corporations, each of which will have a consolidated net worth of at least $250,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within 180 days from the date of the original issue thereof but in no event later than December 31, 1999 (the "Outside Date") and carrying the highest rating by Moody's Investors Service, Inc. ("Moody's") or Standard and Poor's Corporation ("S&P");

                  (iii) certificates of deposit maturing within 180 days of the date of purchase but in no event later than the Outside Date, which are issued by any United States national or state bank whose long term debt rating is rated A3 or better by Moody's or A- or better by S&P and which has capital, surplus and undivided profits totaling more than $250,000,000; and

                  (iv) mutual funds investing exclusively in investments listed in (i), (ii) and (iii) above.

         Temporarily uninvested funds will be held in an interest bearing business prime account maintained by the Escrow Agent (or in other investments) if directed by the joint written instructions of Seller and Purchaser.

         3.  Rights and Responsibilities of Escrow Agent

         The acceptance by the Escrow Agent of its duties hereunder is subject to the following terms and conditions, which the parties to this Agreement hereby agree shall govern and control with respect to the Escrow Agent's rights, duties, liabilities and immunities.

         (a) The Escrow Agent shall act hereunder as a depository only, and it shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any document furnished to the Escrow agent or any asset deposited with it.

         (b) The Escrow Agent shall be protected in acting upon written instructions from

Seller or Purchaser if it, in good faith, believes such written instruction to be genuine and what it purports to be.

         Each of Seller and Purchaser shall, upon the execution of this Agreement and from time to time as appropriate, file with the Escrow Agent a certified copy of each resolution of its General Partner or Board of Directors, as the case may be, authorizing the person or persons to give written instructions. Such resolution shall specify the class of instructions that may be given by each person to the Escrow Agent, under this Agreement, together with certified signatures of such persons authorized to sign. This shall constitute conclusive evidence of the authority of the signatories designated therein to act. It shall be considered in full force and effect with the Escrow Agent fully protected in acting in reliance thereon unless and until it receives written notice to the contrary.

         (c) The Escrow Agent shall not be liable for any error of judgment or for any action taken or omitted by it in good faith, for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith except its own gross negligence or willful misconduct.

         (d) Seller and Purchaser agree to indemnify the Escrow Agent and hold it harmless from and against any loss, liability, expenses (including reasonable attorneys' fees and expenses), claim or demand arising out of or in connection with the performance of its obligations in accordance with the provisions of this Escrow Agreement, except for the gross negligence or willful misconduct of the Escrow Agent (provided, that in no event will Seller and Purchaser be liable for any allocated cost or expense of persons regularly employed by the Escrow Agent). These indemnities shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

         (e) The Escrow Agent shall have no duties except those specifically set forth in this Agreement. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes any and all other and prior agreements between them.

         (f) The Escrow Agent shall have the right at any time it deems appropriate to seek an adjudication in a court of competent jurisdiction as to the respective rights of the parties hereto and shall not be held liable by any party hereto for any delay or the consequences of any delay occasioned by such resort to court.

         (g) The fee of the Escrow Agent for its services hereunder in the amount of $1,000.00 shall be paid jointly by Seller and Purchaser. Each of Seller and Purchaser shall be responsible for one-half of such fee.

         (h) In addition to the fee described in Section 3(g), the Escrow Agent shall be entitled to reimbursement for all reasonable expenses, disbursements and advances made by it in the performance of its duties hereunder, including counsel fees and court costs. Escrow Agent shall have a lien on the Escrow Fund to insure payment of such expenses, disbursements and advances.

         4.  Statements

         During the term of this Agreement, the Escrow Agent shall provide Seller and Purchaser with monthly statements containing the beginning balance in the escrow account as well as all principal and income transactions for the statement period. Seller and Purchaser shall be responsible for reconciling such statements. The Escrow Agent shall be forever released and discharged from all liability with respect to the accuracy of such statements, except with respect to any such act or transaction as to which Seller or Purchaser shall, within 90 days after the furnishing of the statement, file written objections with the Escrow Agent.

         5.  Claims

         In the event that at any time prior to the Outside Date Purchaser shall give written notice (a "Claim Notice") to the Escrow Agent of any claim in respect of which indemnity may be sought from Seller pursuant to Section 10 of the Purchase Agreement (a "Claim"), the Claim Notice shall contain the amount of the Claim (the "Losses"), and a demand for payment, certified in good faith by an officer of Purchaser. The Escrow Agent promptly shall deliver a copy of such Claim Notice to Seller. Unless within 30 days after giving the Claim Notice to Seller the Escrow Agent receives from Seller a notice disputing Purchaser's right to all or any portion of the Claim (a "Dispute Notice"), the Escrow Agent shall pay to Purchaser promptly after expiration of that 30-day period the full amount of the Claim demanded by Purchaser in the Claim Notice. Any Claim Notice given after the Outside Date shall be given no effect under this Agreement.

         6.  Distributions

         (a) The Escrow Agent shall distribute the Escrow Fund from time to time, as follows:
                                    (i)  Upon the Escrow Agent's receipt of
                           joint written instructions signed on behalf of Seller and Purchaser specifying the method for disbursing the Escrow Fund, in which case such funds will be disbursed promptly by the Escrow Agent in accordance with such instructions;

                                    (ii) Upon termination of the 30-day period
                           following the receipt of a Claim Notice the Escrow Agent shall pay to Purchaser any portion of the Claim for which a Dispute Notice has not been received. The Escrow Agent shall continue to hold, as a part of the Escrow Fund, all or a portion of such Claim subject to dispute, until the earlier of (A) a receipt of written instructions signed by the Seller and the Purchaser pursuant to paragraph (a)(i) above or (B) a Court Order pursuant to paragraph (a)(iii) below; or

                                    (iii) Upon the Escrow Agent's receipt of an
                           official copy
                           of a final, non-appealable order issued
                           by a court of competent jurisdiction (a "Court Order") specifying the method for disbursement of the Escrow Fund, in which case such funds will be disbursed promptly by the Escrow Agent in accordance with such instructions.

         (b) On the first business day following the Outside Date, the Escrow Agent shall distribute to Seller from the Escrow Fund the amount of the Escrow Fund less the sum of (i) all amounts owed to Purchaser on such date pursuant to
Section 5 and (ii) the aggregate amount of Losses contained in Claim Notices in respect of Claims that have not been resolved in accordance with Section 5. On the first business day following the Outside Date on which all Claims have been resolved (whether by agreement of the parties, by failure of Seller to dispute a Claim or by Court Order) the Escrow Agent shall distribute the Escrow Fund (i) to Purchaser to the extent of all amounts owed Purchaser pursuant to Section 5 and (ii) to Seller the balance of the amount in the Escrow Fund.

         (c) All disbursement of funds in the Escrow Fund pursuant to Section 5 will be by wire or interbank transfer of immediately available funds to the account or accounts designated in writing by Seller or Purchaser, as applicable.

         7.  Income

         All income, including interest and dividends, earned on the Escrow Fund deposited hereunder ("Income") shall be added to, held and reinvested in the Escrow Fund created hereunder. With a disbursement of all or a portion of the Escrow Fund pursuant to Section 6 above, the Escrow Agent will distribute to the party receiving such disbursement a proportionate share of the Income from the investment of the Escrow Fund, unless the Escrow Agent is otherwise directed by joint written instructions signed by Seller and Purchaser.

         8.  Tax Identification Number

         All Income accrued in the Escrow Fund shall be for the account of Seller or Purchaser as set forth in Section 7 and shall be reported under applicable federal regulations using the tax identification number of Seller, which is #43-1456575, or Purchaser, which is #75-1546158, as applicable.

         9.  Indemnification as to Taxes, Penalties and Interest

         Seller and Purchaser shall indemnify and hold harmless the Escrow Agent against and in respect of any liability for taxes and for any penalties or interest in respect of taxes attributable to the investment of funds held in escrow by the Escrow Agent pursuant to this Agreement.

         10.  Amendment

         This Agreement may not be amended or supplemented and no provision hereof may be modified or waived, except by an instrument in writing, signed by all of the parties hereto.

         11.  Termination

         The purpose of this Escrow Agreement and the terms hereof shall terminate upon the disbursement of amounts constituting the Escrow Fund. Upon the termination of this Agreement and upon the delivery of all the Escrow Fund by the Escrow Agent, in accordance with the terms hereof, the Escrow Agent shall be relieved of any and all further obligations hereunder.

         12.  Resignation

         The Escrow Agent may resign at any time by giving 30 days written notice of such resignation to Seller and Purchaser. If no successor escrow agent has been named at the expiration of the 30 day period, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Fund as a depository. Upon notification by Seller and Purchaser of the appointment of the successor the Escrow Agent shall promptly deliver the Escrow Fund and all materials in its possession relating to the Escrow Fund to such successor, and the duties of the resigning Escrow Agent shall thereupon in all respects terminate, and it shall be released and discharged from all further obligations hereunder. Any such successor agent, which will be a federally chartered bank having combined capital and surplus of at least $250,000,000, will be appointed by a written instrument mutually satisfactory to and executed by Seller, Purchaser and the successor escrow agent which will have the same rights, powers, privileges, immunities and authorities as are granted herein to the original Escrow Agent.

         Similarly, the Escrow Agent may be discharged from its duties as Escrow Agent under this Agreement upon 30 days written notice from Seller and Purchaser and upon payment of any and all fees due to the Escrow Agent. In such event, the Escrow Agent shall be entitled to rely on joint written instructions from Seller and Purchaser as to the disposition and delivery of the Escrow Fund.

         13.  Execution

         This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts together shall constitute one and the same instrument. The effective date of this Agreement shall be the date it is executed by the last party to do so. Whenever Seller and Purchaser are to deliver a jointly signed writing to the Escrow Agent, such writing may be signed jointly or in counterparts and such counterparts will be deemed to be one instrument.

         14.  Miscellaneous

         All covenants and agreements contained in this Agreement by or on behalf of the parties hereto shall bind and inure to the benefit of such parties and their respective heirs, administrators, legal representatives, successors and assigns, as the case may be. The headings in this Agreement are for convenience of reference only and shall neither be considered as part of this Agreement, nor limit or otherwise affect the meaning hereof. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without regard to its principles of conflicts of laws.

         15.  Notices

         All instructions, notices and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage prepaid or confirmed telecopy and addressed as follows: If to Seller at:

                           Cencom Cable Income Partners II, L.P.
                           c/o Charter Communications
                           12444 Powerscourt Drive, Suite 400
                           St. Louis, Missouri 63131
                           Attention:  Kent Kalkwarf
                           Telecopy:   (314) 965-6640

         With a copy similarly addressed to the attention of: Marcy Lifton, Esq. and with a copy (which shall not constitute notice) to:

                           Thompson Coburn
                           One Mercantile Center, Suite 3400
                           St. Louis, Missouri 63101
                           Attention:  Benjamin H. Hulsey, Esq.
                           Telecopy:   (314)  552-7000

If to Purchaser at:

                           Etan Industries, Inc.
                           One Galleria Tower
                           13355 Noel Road - 21st Floor
                           Dallas, Texas 75240
                           Attention:  Nathan A. Levine
                           Telecopy:   (214) 385-9601

         With a copy (which shall not constitute notice) to:

                           Prager, Metzger & Kroemer PLLC
                           2626 Cole Avenue, Suite 900
                           Dallas, Texas 75204

                           Attention:  Jerome L. Prager, Esq.
                           Telecopy:   (214) 969-7635

If to the Escrow Agent:

                           PNC Bank, National Association
                           ATTN:  Corporate Trust Administration
                           1600 Market Street - 30th Floor
                           Philadelphia, PA  19103
                           Telecopy:   (215) 585-8872

or at such other address or telecopy number as any of the above may have furnished to the other parties in writing and any notice or communication given in the manner specified in this Section 15 will be deemed to have been given as of the date received. In the event that the Escrow Agent, in its sole discretion, determines that an emergency exists, the Escrow Agent may use such other means of communications as the Escrow Agent reasonably deems advisable.

         16.  Costs and Expenses

         Except as otherwise specified herein, each of Seller and Purchaser will pay all costs and expenses incurred or to be incurred by each of them in negotiating and preparing this Agreement and in carrying out the transactions contemplated hereby. If any legal action or proceeding is brought for the enforcement of, or because of a dispute, breach or misrepresentation in connection with this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys' fees and other costs incurred in such action or proceeding, in addition to any other relief to which it may be entitled.

         17.  Authorization

         Each party to this Agreement hereby represents and warrants (i) that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation and (ii) that the execution, delivery and performance of this Agreement does not and will not violate any law or regulation applicable to such party.

         IN WITNESS THEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

CENCOM CABLE INCOME PARTNERS II, L.P.

By:      Cencom Properties II, Inc.,
         General Partner

By:
   ------------------------------------
         Name:
               ------------------------
         Title:
               ------------------------




ETAN INDUSTRIES, INC.


By:
   ------------------------------------
         Name:
               ------------------------
         Title:
               ------------------------


PNC BANK, NATIONAL ASSOCIATION,
as Escrow Agent


By:
    ----------------------------------
         Name:
               -----------------------
         Title:
               -----------------------

                                    Exhibit C

                       Assignment and Assumption Agreement
                                    (CCIP II)


         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the ___________ day of ____________, 1999, by and among ETAN INDUSTRIES, INC., a Texas corporation ("Purchaser") and CENCOM CABLE INCOME PARTNERS II, L.P., a Delaware limited partnership ("Seller").

         WHEREAS, pursuant to an Asset Purchase Agreement dated _______the day of December, 1998 (the "Purchase Agreement"), made between Purchaser and Seller, Seller agreed to sell, and Purchaser agreed to purchase certain of the assets owned by Seller, as more fully described in the Purchase Agreement;

         WHEREAS, Section 2.5 of the Purchase Agreement provides that the Purchaser shall, as of the Closing Date, assume certain of Seller's obligations and liabilities as described therein; and

         WHEREAS, Section 2.5 of the Purchase Agreement contemplates that this Assignment and Assumption Agreement be entered into and delivered at Closing.

         NOW, THEREFORE, in consideration of the promises, covenants and agreements contained in the Purchase Agreement, the closing of the transactions contemplated by the Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Seller and Purchaser agree as follows:

         1. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         2. Seller hereby assigns and transfers to Purchaser all of the agreements, franchises, leases, easements and other Contracts disclosed by Seller in the Schedules to the Purchase Agreement relating to the operations of the Systems (other than Excluded Assets) (collectively, the "Assumed Obligations").

         3. Subject to the terms of Section 2.5 and the other terms and provisions of the Purchase Agreement, Purchaser hereby assumes and agrees to perform only those obligations of Seller for which Purchaser has received an adjustment pursuant to Section 2 of the Purchase Agreement and those obligations of Seller arising under or in connection with the Assumed Obligations. In addition, Purchaser shall assume (i) all obligations relating to the Assets entered into by Seller in the ordinary course of business consistent with past practices as reflected in the Seller Financial Statements between the date hereof and the Closing Date (other than obligations, if any, relating to the Excluded Assets), to the extent such obligations continue after the Closing and
(ii) all liabilities incurred in the ordinary course of business consistent with past practices as reflected in the Seller Financial Statements relating to (A) all customer advance payments and deposits, prepaid advertising revenues and other prepaid revenues or income received or held by Seller for services to be rendered or obligations to be performed in connection with the Systems subsequent to the Closing Date and (B) the performance of the Contracts from and after the Closing Date.

         4. Seller and Purchaser shall execute and deliver from time to time hereafter, upon reasonable request, all such further documents and instruments, and shall do and perform all such acts as may be necessary, to give full effect to the intent and meaning of the Purchase Agreement and this Assignment and Assumption Agreement.

         5. This Assignment and Assumption Agreement is executed and delivered by Seller and Purchaser pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth herein shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions herein and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

         6. This Assignment and Assumption Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

         7. This Assignment and Assumption Agreement may be executed in several counterparts, all of which taken together shall constitute one instrument.

         IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed and delivered by their duly authorized partners or officers as of the day and year first written above.

                                   SELLER:

                                   CENCOM CABLE INCOME PARTNERS II, L.P.

                                   By:  Cencom Properties II, Inc., its general
                                        partner


                                   By:
                                       -----------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                         --------------------------------------


                                   PURCHASER:

                                   ETAN INDUSTRIES, INC.


                                   By:
                                      ------------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

STATE OF __________________ )
                            )
COUNTY OF _________________ )

         On this ______ day of _______________, 1998, before me, _____________, a Notary Public in and for said state, personally appeared ___________________, ______________________ of Cencom Properties II, Inc., a Delaware corporation, known to me to be the person who executed the within instrument in behalf of said corporation, which corporation was acting as the general partner of Cencom Cable Income Partners II, L.P., a Delaware limited partnership, and acknowledged to me that (s)he executed the same for the purposes therein stated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                                  ____________________________
                                                   Notary Public

My Commission Expires:

_______________________________


STATE OF _________________________ )
                                   )
COUNTY OF ________________________ )

         On this _______ day of _______________, 1998, before me _____________, a Notary Public in and for said state, personally appeared __________________, ______________ of Etan Industries, Inc., a Texas corporation, known to me to be the person who executed the within instrument in behalf of said corporation, and acknowledged to me that (s)he executed the same for the purposes therein stated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year first above written.


                                                  ____________________________
                                                   Notary Public


My Commission Expires:

_______________________________

                                    Exhibit D

                                  Bill of Sale
                                    (CCIP II)



                      KNOW ALL MEN BY THESE PRESENTS THAT:

         CENCOM CABLE INCOME PARTNERS II, L.P., a Delaware limited partnership ("Seller"), for and in consideration of Ten Dollars ($10.00) paid to Seller by ETAN INDUSTRIES, INC., a Texas corporation ("Purchaser") pursuant to that certain Asset Purchase Agreement, dated December ____, 1998 between Seller and Purchaser (the "Purchase Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby GRANT, BARGAIN, SELL, TRANSFER, CONVEY and DELIVER unto Purchaser, its successors and assigns, good and marketable title to all of the assets, properties, rights, titles and privileges of Seller of every kind, character and description, whether tangible, intangible, real personal or mixed, of whatever description and wherever located, involved in, related to, owned, used or held for use previously in connection with the ownership, use or operation of the Systems, whether or not required to be listed on Seller's balance sheet in accordance with GAAP, including, without limitation, all additions, accessions and substitutions made prior to the Closing Date as permitted pursuant to the terms of the Purchase Agreement (the "Assets"), but excluding the Excluded Assets, free and clear of all defaults, liens, claims, charges, encumbrances, security interests, pledges, restrictions, deeds of trust, mortgages and title impediments, except for the Permitted Encumbrances, as defined in Section 3.2 of the Purchase Agreement.

         Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         The Assets shall include (not by way of limitation) the following:

                  (a) all the rights of Seller under any and all franchises, licenses (including those required by the FCC, permits, authorizations, easements, registrations, leases, variances, consents and certificates and similar rights which authorize or are required in connection with the operation of the Systems including any applications for any of the foregoing (collectively, the "Governmental Permits") that are obtained from or are pending with any federal, state, county, municipal or local government and any governmental agency, bureau, commission, authority, body, court (or other judicial body), administrative or executive agency, legislative or quasi-legislative body, commission, council or other agency, including any such agency, authority or body responsible for the issuance or administration of any Governmental Permit or whose consent is required for the sale and transfer of the Assets (each, a "Governmental Authority");

                  (b) all the rights of Seller under any and all subscription contracts with subscribers of Seller, pole attachment agreements, access agreements and all other contracts, leases, agreements or undertakings (other than those that are included in the Excluded Assets or which constitute Governmental Permits or Real Property), written or oral, relating primarily to the ownership, operation, use or maintenance of the Systems or the Assets (the "Contracts").

                  (c) all of the real property interests of Seller which relate primarily to the ownership, use, or operation of the Systems, including fee and office and other leasehold interests, and all improvements thereon and rights related thereto, such as towers, fixtures, distribution plant, head-end equipment, subscriber installations, licenses, easements, right of way and other interests therein (collectively, the "Real Property");

                  (d) all accounts receivable owed to Seller in connection with the operation of the Systems and uncollected as of the Closing Date (collectively, the "Accounts Receivable");

                  (e) all subscriber deposits (including converter deposits), tenant deposits and other amounts collected by Seller for services, materials or equipment to be supplied from and after and prorated as of the Closing Date;

                  (f) all items of tangible personal property owned, used or held for use by Seller primarily in connection with the operation of the Systems, including, without limitation, all physical plant and equipment, including electronic devices, distribution plant, head-end equipment, reception sites and related equipment, vehicles and all inventories of materials, supplies, traps, test equipment, spare parts, converters and tools (collectively, the "Equipment"); and

                  (g) all files, books, records and subscriber lists owned, used or held for use by Seller primarily in connection with the Systems that are maintained by Seller on the premises of the Systems and all other licenses, permits and operating documents that are owned, used or held for use by Seller exclusively in connection with the Systems wherever located;


but, shall not include the Excluded Assets.

         Notwithstanding the foregoing, Seller is not transferring any of the Excluded Assets, as defined in Section 1.2 of the Purchase Agreement, which term shall mean those items described in Section 1.2 to the Purchase Agreement.

         TO HAVE AND TO HOLD, all and singular, the Assets, together with the rights, titles, and interests thereto in anyway belonging to Purchaser, its successors and assigns, for their own use forever, free and clear of all defaults, liens, claims, charges, security interests, mortgages, deeds of trust, encumbrances, pledges, restrictions and title impediments, other than Permitted Encumbrances, and Seller does hereby bind itself, its successors and assigns, to warrant and defend the title to the Assets unto the Purchaser, its successors and assigns, to the extent provided in the Purchase Agreement.

         Seller shall execute and deliver from time to time hereafter, upon reasonable request, all such further documents and instruments as may be necessary to deliver and transfer title in the Assets to Purchaser.

         This Bill of Sale is executed and delivered by Seller pursuant to the Purchase Agreement, subject to the covenants, representations and warranties thereof. No provisions set forth in this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement. In the event of any conflict between the provisions of this Bill of Sale and the Purchase Agreement, the provisions of the Purchase Agreement shall control.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of law provisions thereof.

         IN WITNESS WHEREOF, CENCOM CABLE INCOME PARTNERS II, L.P., by a duly authorized officer has executed this Bill of Sale as of the ___ day of _____________, 1999.

                                           CENCOM CABLE INCOME PARTNERS II, L.P.

                                           By: Cencom Properties II, Inc., its
                                               general partner


                                           By:
                                               --------------------------------
                                           Title:
                                                  -----------------------------

                                    Exhibit E

                           Opinion of Seller's Counsel
                                    (CCIP II)

                                   _________, 1999

Etan Industries, Inc.
One Galleria Tower
13355 Noel Road - 21st Floor
Dallas, Texas  75240

Ladies and Gentlemen:

         We have acted as counsel for _______ (the "Partnership"), in connection with (i) the preparation, execution and delivery of (a) the Asset Purchase Agreement, dated ________________, ____ (the "Purchase Agreement"), between

Etan Industries, Inc. ("Purchaser"), and the Partnership, (b) the Indemnity Escrow Agreement, dated _________________, _______________, among Purchaser, the  Partnership, and NationsBank of Texas, N.A. (the "Escrow Agreement"), and
(c) the Bill of Sale and Assignment and Assumption Agreement, each of even date herewith (collectively, the "Assignment Documents") (the Purchase Agreement, the Escrow Agreement and the Assignment Documents being hereinafter sometimes collectively referred to as the "Agreements"); and (ii) the transactions contemplated thereby. We are rendering this opinion at the request of our clients pursuant to Sections 3.2(f) and 7.8 of the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the same meanings herein as in the Purchase Agreement.

         In our capacity as counsel to the Partnership, we have made such factual inquiries and examined such documents, records and certificates as we have deemed necessary or appropriate for issuing this opinion letter, including but not limited to the following:

         (A-1) The Partnership Agreement ("Partnership Agreement") and Certificate of Limited Partnership ("Certificate of Limited Partnership") of the Partnership, as amended to date, certified to us on this date as true and complete by the general partner of the Partnership;

         (A-2) Certificate dated ________, 1999, from the Delaware Secretary of State and oral confirmation as of the date hereof as the Partnership's partnership existence;

         (A-3) Certificates dated as of a recent date, from the Secretary of State and Comptroller of Public Accounts of the State of Texas and oral confirmation as of the date hereof as to the Partnership's qualification to transact business in such jurisdiction;

         (A-4) The written consent of the Board of Directors of ___________, Inc., the corporate general partner of the Partnership, dated ______________, 19__

Etan Industries, Inc.
                    , 19
-------------------      --
Page 2





________, as certified to us on this date by an officer of the corporate general partner of the Partnership;

         (A-5) The factual representations, warranties and certifications made by or on behalf of the Partnership in the Agreements or in any certificate, document or other written communication delivered by or on behalf of the Partnership in connection with the transactions contemplated by the Agreements; and

         (A-6)    The Agreements,

         For purpose of rendering the opinions expressed herein, we have assumed: (i) the genuineness of all signatures (other than signatures by or on behalf of the Partnership on documents submitted to us as originals and the conformity to original documents furnished to us; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies furnished to us; (iii) the due power and authority of each party (other than the Partnership) to each document reviewed by us; (iv) the due authorization of each document reviewed by us by each party thereto (other than the Partnership); (v) the due execution and delivery of each of the Agreements executed by or on behalf of any person other than the Partnership; and (vi) that the Agreements executed by or on behalf of any person (other than signatures by or on behalf of the Partnership) constitute the legal, valid and binding obligations of each such person, enforceable against each such person in accordance with their respective terms.

         The opinions expressed herein are also subject to the following:

         (B-1) The opinions expressed by us herein are limited to the laws of the State of Missouri, the Delaware Revised Uniform Limited Partnership Act (Title 6) and, where applicable, to Federal laws. We note that the Agreements recite that they are governed by the laws of the State of Texas. For purposes of this opinion letter, we have assumed, without inquiry, that the laws of the State of Texas are the same as the laws of the State of Missouri in all pertinent respects.

         (B-2) We express no opinion with respect to any law, rule or regulation regarding: (i) the issuance, purchase or sale of securities or with respect to securities generally; (ii) the environment, toxic or hazardous substances; (iii) occupational safety or health; (iv) federal, state or local taxation; (v) any matter subject to the review or jurisdiction of the Copyright Office, the Copyright Royalty Tribunal, the Federal Communications Commission or the Federal Aviation Administration, including, without limitation, matters within the jurisdiction of any such body relating to whether the Partnership has all requisite franchises, is required to file copyright

Etan Industries, Inc.
                         , 19
-------------------------     --
Page 3


statements of account or is required to comply with any law, rule or regulation relating to the use of aeronautical frequencies or signal leakage; (vi) zoning, land use, subdivision matters or other matters governed by county, municipality or other local laws or regulations; (vii) antitrust (except with respect to the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended); (viii) unfair competition; and (ix) labor matters.

         (B-3) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally.

         (B-4) Our opinions are subject to limitations imposed by general principles of equity upon: (i) the specific enforceability of any of the remedies, covenants or other provisions of the Agreements; (ii) the general availability of injunctive relief or other equitable remedies; and (iii) the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity) in regard to certain covenants and provisions where (y) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, and a court determines that such breach is not material to the obligee or (z) the obligee's enforcement of covenants or provisions of the Agreements would violate the obligee's implied covenant of good faith and fair dealing or would be commercially unreasonable.

         (B-5) We express no opinion as to the enforceability of any provisions of the Agreements that: (i) purport to specify that provisions may be waived or amended only in writing; or (ii) purport to indemnify or would have the effect of indemnifying any person for such person's gross negligence, reckless or willful misconduct or intentional wrongs, or to exculpate any person as to liability for wrongs committed to persons other than a party to the instrument purporting to create such exculpation.

         (B-6) Whenever any opinion stated herein with respect to the existence or absence of facts is indicated to be based on our knowledge or the best of our knowledge, it is limited to (i) the current actual knowledge of the attorney who signed this opinion, any attorney of our firm who had active involvement in negotiating the Purchase Agreement, preparing the Purchase Agreement or preparing this opinion letter and, solely as to information, relevant to an opinion issue, any attorney of our firm who was primarily responsible for providing the response concerning the particular issue; (ii) a review of our internal litigation docket; (iii) inquiry of representatives of the Partnership in connection with preparation of the Agreements and the schedules thereto; and
(iv) our review of the items listed in subparagraphs (A-1) through (A-6) above. We rely on the factual representations and warranties referred to in subparagraphs (A-5), except to the extent of any knowledge to the contrary or to the extent reliance thereon would be unreasonable. Except to the extent expressly set forth herein, we have not undertaken any

Etan Industries, Inc.
                         , 19
-------------------------     --
Page 4



independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of existence or absence of such facts should be drawn from our representation of the Partnership.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, as of this date:

         1. The Partnership is a Delaware limited partnership, validly existing under the laws of the State of Delaware with full partnership power and authority required to owns its properties and conduct its business as presently conducted by it and as contemplated to be conducted by it under the Agreements, including the power and authority to enter into and perform the Agreements and to carry out its obligations thereunder and as contemplated therein. The Partnership is duly authorized to transact business as a foreign limited partnership in the State of Texas.

         2. The execution, delivery and performance by the Partnership of each of the Agreements to which it is a party and the transactions contemplated thereby have been duly authorized by all necessary partnership action, and each such agreement, when executed and delivered by the parties thereto pursuant to due authorization will be, the legal, valid and binding obligation of the Partnership, enforceable against it in accordance with its terms.

         3. To the best of our knowledge, there are no actions, suits, investigations or proceedings ("Actions") pending or threatened against or affecting the Partnership or any of its properties or rights with respect to the Systems, by or before any court, arbitrator or administrative tribunal or Governmental Authority, except Actions that may affect the cable television or telecommunications business generally.

         This opinion letter is rendered as of the date hereof and we assume no responsibility to supplement the opinions set forth herein in light of any matters occurring after the date hereof.

         This opinion letter is issued solely for the benefit and information of Purchaser and is in no respect to be quoted by, or otherwise referred to by, or relied upon by, or filed with, any Governmental Authority or other person or entity without our prior written consent, except that Purchaser may provide a copy of this opinion to persons who provide financing to Purchaser, and such person may rely thereon in connection with providing such financing to Purchaser.

                                                     Very truly yours,

                                    Exhibit F

                         Opinion of Seller's FCC Counsel
                                    (CCIP II)

                                              , 1999
                                 -------------





Etan Industries, Inc.
14001 Parkway, Suite 1050
Dallas, Texas  75240

Ladies and Gentlemen:

         This letter is furnished to you pursuant to Section            of the
                                                             ----------
Asset Purchase Agreement dated as of              the (the "Agreement") between
                                     -------------
                         ("Seller") and Etan Industries, Inc. ("Purchaser").
------------------------

         We have acted as special communications counsel to Seller in connection with its cable television business in the communities identified in Attachment A hereto the "Systems"). This opinion is based, as to matters of law, solely on the Communications Act of 1934, as amended (the "Act"), the rules and regulations of the Federal Communications Commission ("FCC"), Section 111 of the Copyright Act of 1976, as amended (17 U.S.C. Section 111) (the "Copyright Act"), the rules and regulations of the United States Copyright Office ("Copyright Office") pertaining to 17 U.S.C. Section 111, and the rules and regulations of the Federal Aviation Administration ("FAA").

         For purposes of this opinion, we have examined files made available to us by Seller, our own files, and have examined available records at the FCC and the Copyright Office, and have considered such questions and issues under the above-referenced laws and regulations as relate to Seller or the Systems as we have deemed necessary or appropriate for the purposes of this opinion. In making such examinations, we have assumed the genuineness of all signatures on all of the original or certified, conformed or reproduced copies of all documents of all parties, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         We have not conducted an independent field investigation of the Systems, and we have not examined the actual day-to-day operations of the Systems. We have thus relied upon information provided to us by Seller concerning the day-to-day operations and actual signal carriage of the Systems. As to certain questions of fact, we have relied upon statements and certificates of certain officers, directors, employees and representatives of Seller as well as the

Etan Industries, Inc.
                        , 1999
-----------------------
Page 2

statements of certain government officials. We have no reason to believe that such statements are not accurate. This opinion is limited to the matters expressly addressed herein. We note in particular that we have no knowledge and express no opinion as to the Systems' compliance in the field with FCC technical and engineering regulations or their compliance with local franchising obligations. We have undertaken no investigation and accordingly render no opinion concerning compliance with the FCC's children's television advertising rules, public file and record keeping requirements, complaint procedures, or political advertising rules. Furthermore, we have no knowledge and express no opinion as to the Systems' regulatory compliance for any periods predating Seller's ownership of the Systems.

         Based upon and limited by the foregoing, and subject to the exceptions set forth in Attachment F, we are of the opinion that:

         1. (a) Seller holds the licenses listed in Attachment A hereto (the "FCC Licenses"). Based on information provided by Seller, these are the only FCC licenses required to continue operating the Systems as presently operated. Each such license was validly issued by the FCC and remain in full force and effect. Except as noted in Attachment A, the assignment of these licenses to Buyer has been approved by the FCC, to the extent such approval is required, and such assignment authorizations are in full force and effect.

            (b) The execution, delivery and performance by Seller of the Agreement will not result in any violation of the Communications Act or the FCC's rules, regulations or policies and will not cause any forfeiture or impairment of any FCC authorizations held by the Systems, provided that Buyer complies with all FCC rules, regulations and policies relating to transfers of ownership including cross-ownership restrictions.

         2. The Systems have authorization to use the frequencies in the aeronautical and navigational bands (108-137 and 225-240 MHz) set forth in Attachment B. Based on information provided to us by Seller, these are the only aeronautical authorizations necessary at this time to enable the Systems to operate in compliance with FCC regulations.

         3. To the extent required, (i) registration statements for the Systems' communities, (ii) the most recent FCC Forms 320 (showing complying index scores) required to be filed, (iii) the most recent Forms 325 required to be filed, (iv) 1990-1998 Form 395A reports, (v) FCC Form 854, Antenna Structure Registrations, and (vi) all regulatory fee forms, are on file with the FCC. The Systems have received EEO certification from the FCC for 1990 through 1997.

         4. To the best of our knowledge, based on information provided by Seller, as set forth in Attachment C, the Systems is carrying all of the commercial "must-carry" signals

Etan Industries, Inc.
                       , 1999
-----------------------
Page 3


required to be carried pursuant to Federal Law. To the best of our knowledge, there are no "must-carry" complaints pending against the Systems.

         5. To the best of our knowledge, based on information provided by Seller, as set forth in Attachment C, all necessary retransmission consents for the television broadcast signals currently carried on the Systems have been obtained.

         6. To the best of our knowledge, based on information provided by Seller and our review of unofficial logs compiled by the FCC or its independent contractor, Garcia Consulting, Inc. of Forms 328 and 329 filed with the FCC as of August 31, 1998, Attachment D identifies all of the Systems' franchising authorities that have sought certification from the FCC to regulate basic service and equipment rates and all complaints filed at the FCC with respect to rates for cable programming service.

         7. Based on information provided by Seller, the Systems have established procedures to provide privacy notices annually to their subscribers and to each new subscriber upon commencement of service, to prevent unauthorized access to personally identifiable information, and to make available lockboxes upon request, pursuant to the provisions of the Act. We express no opinion as to the adequacy or legal sufficiency of the content of such privacy notices or as to the Systems' internal procedures for the distribution of lockboxes, privacy notices or the protection of subscriber privacy in accordance with the Act.

         8. All Statements of Account required under Section 111 of the Copyright Act, together with all royalty fees reported as due thereunder, have been filed by the Systems for the semi-annual accounting periods of 1995/1 through the date hereof, to the extent due. We have not verified the Systems' historic signal carriage, nor have we verified the royalty fee treatment, calculation or figures, and we express no opinion as to the accuracy thereof.

         9. To the best of our knowledge after due inquiry, there have been no inquiries, which have not been resolved, received from the U.S. Copyright Office or any other party which question the 1995/1-1998/1 Statements of Account or any copyright payment made by the Systems for those accounting periods, nor are we aware of any claim, action, or demand, other than matters relating to the cable television industry generally, for copyright infringement or for non-payment for royalties pending or threatened against the Systems.

         10. To the best of our knowledge after due inquiry, and except as identified in Attachment D and with respect to general rulemakings and similar matters relating to the cable television industry generally, there is no FCC order, writ, injunction, or decree which has been

Etan Industries, Inc.
                       , 1999
-----------------------
Page 4



issued against the ongoing operations of the Systems, nor are we aware of any FCC action, suit or proceeding pending or threatened against the Systems.

         11. Based solely upon the information provided by Seller as to antenna structure height, location and proximity to any aircraft landing areas, all antenna structures utilized by Seller in connection with its operation of the Systems are in compliance with the requirements for notification to the FAA contained in Part 17 of the FCC's rules. These antenna structures are listed in Attachment E hereto. We express no opinion as to compliance with any requirements of Part 17 of the FCC's rules (such as antenna structure marking and lighting requirements) other than those delineating the circumstances under which notification to the FAA is required prior to the construction or alteration of certain antenna structures.

         Opinions are expressed herein only as of the date hereof, and we assume no obligation to advise you of any future changes in the foregoing. Except as noted below, this opinion has been prepared solely for your use in connection with the closing under the Agreement as of the date hereof and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity without the prior written consent of this firm. Each of Buyer's lenders is authorized to rely on this opinion to the same extent as if it had been addressed to them.

                                                     Very truly yours,

                                    Exhibit G

                         Opinion of Purchaser's Counsel
                                    (CCIP II)

                                               , 1999
                                  ------------



Cencom Cable Income Partners II, L.P.
c/o Charter Communications
12444 Powerscourt Drive
Suite 400
St. Louis, Missouri  63131

Ladies and Gentlemen:

         We have acted as counsel for Etan Industries, Inc. (the "Company"), in connection with (i) the preparation, execution and delivery of (a) the Asset
Purchase Agreement, dated                 , (the "Purchase Agreement"), between
                          ---------------
the Company and Cencom Cable Income Partners II, L.P. ("Seller"), (b) the
Indemnity Escrow Agreement, dated     ,    , among the Company, Seller and Fleet
                                  ---- ----
National Bank (the "Escrow Agreement"), and (c) the Assignment and Assumption Agreement, of even date herewith (the "Assignment Document") (the Purchase Agreement, the Escrow Agreement and the Assignment Document being hereinafter sometimes collectively referred to as the "Agreements"); and (ii) the transactions contemplated thereby. We are rendering this opinion at the request of our clients pursuant to Sections 3.3(d) and 8.7 of the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the same meanings herein as in the Purchase Agreement.

         In our capacity as counsel to the Company, we have made such factual inquiries and examined such documents, records and certificates as we have deemed necessary or appropriate for issuing this opinion letter, including but not limited to the following:

         A-1) The Articles of Incorporation and Bylaws of the Company, as amended to date, certified to us on this date as true and complete by a duly appointed officer of the Company;

         A-2) Certificates dated as of     and     , from the Secretary of State
                                      -----   ----
and Comptroller of Public Accounts of the State of Texas and verbal confirmation as of the date hereof as to the Company's qualification to transact business in such jurisdiction;

         (A-3) The written consent of the Board of Directors of the Company
dated     , 19    , as certified to us on this date by a duly appointed officer
      ----    ---
 of the Company;

         (A-4) The factual representations, warranties and certifications made by or on behalf of the Company in the Agreements or in any certificate, document or other written communication

Cencom Cable Income Parnters II, L.P.
                             19
-----------------------------  --
Page 2



delivered by or on behalf of the Company in connection with the transactions contemplated by the Agreements; and

         (A-5)    The Agreements.

         For purpose of rendering the opinions expressed herein, we have assumed: (i) the genuineness of all signatures (other than signatures by or on behalf of the Company on documents submitted to us as originals and the conformity to original documents furnished to us; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies furnished to us; (iii) the due power and authority of each party (other than the Company) to each document reviewed by us; (iv) the due authorization of each document reviewed by us by each party thereto (other than the Company); (v) the due execution and delivery of each of the Agreements executed by or on behalf of any person other than the Company; and (vi) that the Agreements executed by or on behalf of any person (other than signatures by or on behalf of the Company) constitute the legal, valid and binding obligations of each such person, enforceable against each such person in accordance with their respective terms.

         The opinions expressed herein are also subject to the following:

         (B-1) The opinions expressed by us herein are limited to the laws of the State of Texas, and, where applicable, to Federal laws.

         (B-2) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, arrangement, moratorium, and other laws relating to or affecting the rights of creditors generally.

         (B-3) Our opinions are subject to limitations imposed by general principles of equity upon: (i) the specific enforceability of any of the remedies, covenants or other provisions of the Agreement; (ii) the general availability of injunctive relieve or other equitable remedies; and (iii) the application of principles of equity (regardless of whether enforcement in considered in proceedings in law or in equity) in regard to certain covenants and provisions where (y) the breach of such covenants or provisions imposes restrictions or burdens upon an obligor, and a court determines that such breach is not material to the obligee or (z) the obligee's enforcement of covenants or provisions of the Agreements would violate the obligee's implied covenants of good faith and fair dealing or would be commercially unreasonable.

         (B-4) We express no opinion as to the enforceability of any provisions of the Agreements that: (i) purport to specify that provisions may be waived or amended only in writing; or (ii) purport to indemnify or would have the effect of indemnifying any person for

Cencom Cable Income Partners II, L.P.
                             19
-----------------------------  --
Page 3

such person's gross negligence, reckless or willful misconduct or intentional wrongs, or to exculpate any person as to liability for wrongs committed to persons other than a party to the instrument purporting to create such exculpation.

         (B-5) Whenever any opinion stated herein with respect to the existence or absence of facts is indicated to be based on our knowledge or the best of our knowledge, it is limited to (i) the current actual knowledge of the attorney who signed this opinion, any attorney of our firm who had active involvements in negotiating the Purchase Agreement, preparing the Purchase Agreement or preparing this opinion letter and, solely as to information, relevant to an opinion issue, any attorney of our firm who was primarily responsible for providing the response concerning the particular issue; (ii) inquiry of representatives of the Company in connection with preparation of the Agreements; and (iii) our review of the items listed in subparagraphs (A-1) through (A-5) above. We rely on the factual representations and warranties referred to in subparagraph (A-4), except to the extent of any knowledge to the contrary or to the extent reliance thereon would be unreasonable. Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge of existence or absence of such facts should be drawn from our representation of the Company.

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, as of this date:

         1. The Company is a Texas corporation, validly existing under the laws of the State of Texas with full corporate power and authority required to own its properties and conduct its business as presently conducted by it and as contemplated to be conducted by it under the Agreements, including the power and authority to enter into and perform the Agreements and to carry out its obligations thereunder and as contemplated therein.

         2. The execution, delivery and performance by the Company of each of the Agreements to which it is a party and the transactions contemplated thereby have been duly authorized by all necessary corporate action, and each such agreement, when executed and delivered by the parties thereto pursuant to due authorization will be, the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

         3. To the best of our knowledge, neither the execution or delivery of the Agreements or any agreement contemplated thereby, nor fulfillment of or compliance with the terms and provisions of the Agreements will result in a breach of the terms, conditions, or provisions of, or constitute a default under, or result in any material violation of the Articles of Incorporation or Bylaws of the Company, any award known to us of any arbitrator or any agreement, instrument,

Cencom Cable Income Partner II, L.P.
                           19
---------------------------   --
Page 4



order, judgment or decree known to us or any law, rule or regulation that, based upon the exercise of customary professional diligence, would be recognized as being directly applicable to the Company.

         This opinion letter is rendered as of the date hereof and we assume no responsibility to supplement the opinions set forth herein in light of any matters occurring after the date hereof.

         This opinion letter is issued solely for the benefit and information of Seller and is in no respect to be quoted by, or otherwise referred to by, or relied upon by, or filed with, any Governmental Authority or other person or entity without our prior written consent.

                                              Very truly yours,

                                    Exhibit H

                              Consent of Franchisor
                                    (CCIP II)


RESOLUTION NO. [NO]

A RESOLUTION OF THE [authority] OF THE
[municipality], [state], CONSENTING TO THE ASSIGNMENT
OF THE CABLE TELEVISION SYSTEM FRANCHISE
FROM [seller] TO [purchaser]


         WHEREAS, on [date], the [authority], (the "[authority]") granted to [seller] ("Seller"), a franchise as set forth in Ordinance No. [number], to own and operate a cable television system in the [municipality], [state] (the "Franchise");

         WHEREAS, Seller has executed an asset purchase agreement (the "Purchase Agreement") whereby Seller has committed to transfer and convey the [municipality] cable television system and related assets (the "System") to [purchaser] ("Purchaser"), including all right, title and interest of Seller in the Franchise to Purchaser;

         WHEREAS, the [authority] has investigated the background of Purchaser and finds Purchaser to be a suitable transferee; and

         WHEREAS, FCC Form 394 has been filed with [municipality].

         NOW THEREFORE, BE IT RESOLVED BY THE [authority] OF THE [municipality], AS FOLLOWS:

         Section 1. The [authority] hereby consents to and approves the assignment by Seller of its right, title and interest in the Franchise to Purchaser and assumption by Purchaser of the obligations of Seller under the Franchise, subject to applicable law, which accrue from and after the date of closing of the purchase of the System by Purchaser.

         Section 2. The [authority] hereby consents to and approves the assignment, mortgage, pledge or other encumbrance, if any, of the Franchise, System or assets relating thereto, or of the interests in Purchaser, as collateral for a loan.

         Section 3. Upon such assignment, Seller shall be released of all obligations under the Franchise.

         Section 4. This Resolution shall not become effective until Purchaser purchases the System from Seller and assumes the obligations of Seller under the Franchise.

         Section 5. This Resolution shall have the force of a continuing agreement with Purchaser, and the [authority] shall not amend or otherwise alter this Resolution without the consent of Purchaser and Seller.

         PASSED, ADOPTED AND APPROVED by the [authority] of the [municipality], [state], this [date].



                                            --------------------------------


ATTEST:                                     APPROVED AS TO FORM:

------------------------                    --------------------------------

                                    Exhibit I

                                  Lease Consent
                                    (CCIP II)

                           ________________________

_________________________
_________________________
_________________________
_________________________



                  Re: Lease of property located at _______________________ (the "Lease Property") pursuant to that certain lease dated ______________ between you as Lessor and [seller] ("Lessee")

Dear ______________:

         Lessee has entered into an agreement to transfer certain of its cable television systems to [transferor] (the "Assignee"). At the closing of that sale, Lessee will assign its right, title, and interest in and to the Lease to the Assignee, effective on the day of closing. The Assignee will assume, and Lessee will be released from, Lessee's obligations under the Lease which accrue from and after the day of closing.

         Please acknowledge your consent to the assignment by Lessee of the Lease to the Assignee and confirm that the following information is true and correct. Please do so by signing this letter and returning it to the Lessee at the address indicated on the self-addressed, stamped envelope provided with this letter.

                  1.  __________________________  is the legal owner of the
                  Leased  Property  and Lessor under the Lease.

                  2. To the best of my knowledge, Lessee is in compliance with all of the terms and provisions of the Lease.

                  3. The Lease is in full force and effect as of the date hereof.

         We expect to close this transaction in the near future. Your assistance is greatly appreciated.

                                                        Very truly yours,



                                                         -----------------------
                                                         ----------------------




Enclosure



         The undersigned, as Assignee under the Lease, hereby accepts the foregoing assignment and agrees to perform and be bound by all of the terms and conditions of the Lease, effective as of the closing of the sale by Assignor of its cable television stations to Assignee.



---------------------
Assignee



         The undersigned, as Lessor under the Lease, hereby consents to the assignment by Lessee of Lessee's right, title and interest in and to the Lease to the Assignee, the assumption by Assignee of Lessee's obligations that accrue from and after the date of closing, the release of Lessee from such obligations and represents that the information contained in this letter is true and correct.



--------------------
Lessor